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                                                                   Exhibit 10.81

                                     PLEDGE

               THIS PLEDGE is made on the 10th day of September 1998 between the following parties:

          (1) ADVENT INVESTMENTS PTE. LTD., a company incorporated under the laws of Singapore (Company number: 199408473H), having its registered office at 1 King George's Avenue, #03-00 Rehau Building, Singapore ("Advent")

          (2) BANK LEUMI LE-ISRAEL B.M., as trustee for the benefit of the Secured Creditors ("the Trustee")

WHEREAS:

(A) the Banks are willing to make certain loan facilities available to Partner and other Borrowers (if any) on the terms and subject to the conditions set out in the Facility Agreement. One of those conditions is that Advent, being a shareholder of Partner, create this Pledge thereby granting to the Trustee for the benefit of the Secured Creditors (including the Trustee) a first-ranking pledge with respect to the Pledged Assets as security for the Secured Obligations, such pledge to be held by the Trustee on trust for the Secured Creditors; and

(B) Advent is willing, as security for the Secured Obligations, to create in favour of the Trustee (as trustee for the benefit of the Secured Creditors (including the Trustee)), a first-ranking pledge over the Pledged Assets in accordance with the terms of this Pledge below; and

(C) in accordance with the Equity Undertaking, Advent is willing, as security for its obligations under Section 2 of the Equity Undertaking, to create in favour of the Trustee (as trustee for the benefit of the Secured Creditors (including the Trustee)), a first-ranking fixed pledge and charge over the Advent Cash Collateral Account, in accordance with the terms of this Pledge below; and

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(D)  the Trustee is holding the benefit of this Pledge on trust for the Secured
     Creditors in accordance with the terms of the Security Trust Deed; and

(E) the Trustee acknowledges that realisation of the pledge under this Pledge is subject to the restrictions in relation to such realisation imposed under the Licence, namely, that the prior written consent of the Minister of Communications may be required prior to any such realisation.

1.   INTERPRETATION

1.1. In this Pledge, the following terms have the meanings given to them in this clause 1.1:

1.1.1.         "Account Bank"              - means the Trustee or such other
                                             Israeli bank as the Trustee shall
                                             direct from time to time in
                                             accordance with clause 1.2.4 below;

1.1.2.         "Advent Cash Collateral     - means a bank account (in Israel) of
               Account" Advent with the Security Trustee denominated in either US Dollars or NIS into which moneys are to be paid pursuant to Sections 14
                                             (Events of Default) or 15 (Cash
                                             Collateral) of the Equity
                                             Undertaking;

1.1.3.         "Advent Unutilised          - means the Unutilised Cash Account
               Cash Account"                 (as defined in the Facility
                                             Agreement) in relation to Advent;

1.1.4.         "Business Day"              - means a day on which banks are
                                             generally open for business in
                                             Tel-Aviv;

1.1.5.         "Default Rate"              - means the default rate specified in
                                             clause 23.2 (Default Interest) of
                                             the Facility

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                                             Agreement, save that where any
                                             default interest is payable in
                                             respect of a Secured Obligation not
                                             mentioned in the said clause 23.2,
                                             then, to the extent such Secured
                                             Obligation is payable or deemed
                                             payable under any Facility Document
                                             in: (i) US Dollars, then, for the
                                             purposes of ascertaining and
                                             calculating the applicable Default
                                             Rate thereon, such Secured
                                             Obligation shall be treated, for
                                             the purpose of this definition, as
                                             an International Advance; or (ii)
                                             NIS, then, for the purposes of
                                             ascertaining and calculating the
                                             applicable Default Rate thereon,
                                             such Secured Obligation shall be
                                             treated, for the purpose of this
                                             definition, as an Israeli Advance
                                             denominated in NIS;

1.1.6.         "Encumbrance"               - means: (a) a mortgage, charge,
                                             pledge, lien or other security
                                             interest securing any obligation of
                                             any person, (b) any arrangement
                                             under which money or claims to, or
                                             the benefit of, a bank or other
                                             account may be set-off or made
                                             subject to a combination of
                                             accounts so as to effect payment of
                                             sums owed or payable to any person,
                                             or (c) any other type of
                                             preferential arrangement (including
                                             title transfer and retention
                                             arrangements) having a similar
                                             effect:

1.1.7.         "Enforcement Event"         - means the occurrence of any Event
                                             of Default (as described in Section
                                             22 of the Facility Agreement, a
                                             copy of which clause is annexed
                                             hereto as Annexure A);

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1.1.8.         "Existing Shares"           - means 25,500 Class A voting
                                             ordinary shares, nominal value NIS
                                             1.00 each in the share capital of
                                             Partner and 21,174 Class B
                                             non-voting ordinary shares, nominal
                                             value NIS 1.00 each, in the share
                                             capital of Partner, registered in
                                             the name of Advent;

1.1.9.         "Facility Agreement"        - means the Facility Agreement dated
                                             August 13, 1998 made between (1)
                                             Partner as the Borrower; (2) ABN
                                             AMRO Bank N.V., Bank Hapoalim B.M.,
                                             the Trustee, Chase Manhattan plc,
                                             and Citibank, N.A. as the
                                             Arrangers; (3) Chase Manhattan
                                             International Limited and Bank
                                             Hapoalim B.M., as the Facility
                                             Agents; (4) the Trustee as Security
                                             Trustee; (5) Chase Manhattan
                                             International Limited as
                                             Co-ordinating Agent; and (6) the
                                             Banks;

1.1.10.        "Obligor"                   - means all the Borrowers and
                                             Guarantors (as such terms are
                                             defined in the Facility Agreement);

1.1.11.        "Optional Israeli Banks"    - means Bank Hapoalim B.M., Israel
                                             Discount Bank Ltd., the First
                                             international Bank of Israel Ltd.
                                             and United Mizrahi Bank Ltd.;

1.1.12.        "Partner"                   - means Partner Communications
                                             Company Ltd., a company
                                             incorporated in Israel (registered
                                             number 51-253592-3);

1.1.13.        "Pledged Assets"            - means the Shares, Related Rights in
                                             respect thereof, and the
                                             Shareholders' Loans and the
                                             Realisation Account;

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1.1.14.        "Realisation Account"       - means each account maintained from
                                             time to time by Advent for the
                                             purposes of clause 7 at the main
                                             branch of the Account Bank or such
                                             other branch of the Account Bank as
                                             the Trustee may from time to time
                                             approve;

1.1.15.        "Receiver"                  - means a receiver, receiver and
                                             administrator, an administrator or
                                             similar such officer (whether
                                             appointed provisionally,
                                             temporarily, or otherwise and
                                             whether appointed pursuant to this
                                             Pledge, pursuant to any law, by a
                                             court or otherwise);

1.1.16.        "Related Rights"            - means in relation to the Shares,
                                             all dividends or other moneys paid
                                             or payable in relation thereto and
                                             all shares, warrants, securities,
                                             rights, moneys or property accruing
                                             or offered at any time in relation
                                             to the Shares by way of redemption,
                                             substitution, exchange, bonus,
                                             pursuant to option rights or
                                             otherwise; excluding all dividends
                                             or other moneys received by Advent
                                             by way of Permitted Distributions;

1.1.17.        "Reservations"              - means the reservations listed in
                                             Annexure B hereto;

1.1.18.        "Secured Creditors"         - means the Security Trustee, the
                                             Coordinating Agent, the Facility
                                             Agents, the Arrangers, the Banks,
                                             the Secured Interest Rate Hedge
                                             Providers, Bank Leumi Le-lsrael
                                             B.M., in its capacity as issuer of
                                             the BLL Performance Bond and any
                                             other persons who shall have
                                             acceded to the Security Trust Deed
                                             (other than a party which has
                                             ceased to be a party thereto);

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1.1.19.        "Secured Obligations"       - means all present and future
                                             obligations and liabilities
                                             (whether actual or contingent,
                                             whether owed jointly or severally,
                                             or in any other capacity
                                             whatsoever), of Partner and any
                                             other Obligor to the Secured
                                             Creditors (or any of them) under
                                             each of the Facility Documents as
                                             well as all amounts owed by Advent
                                             under this Pledge, together with
                                             all costs, charges and expenses
                                             (including legal fees) incurred by
                                             any Secured Creditor in connection
                                             with the protection, preservation
                                             or enforcement of its respective
                                             rights under the Facility
                                             Documents;

1.1.20.        "Security Period"           - means the period beginning on the
                                             date of this Pledge and ending on
                                             the date upon which the Trustee is
                                             reasonably satisfied that: (a) none
                                             of the Secured Creditors is under
                                             any commitment, obligation or
                                             liability (whether actual or
                                             contingent) to make advances or
                                             provide other financial
                                             accommodation to Partner or any
                                             other Borrower under the Facility
                                             Documents; and (b) all the Secured
                                             Obligations which have arisen have
                                             been unconditionally and
                                             irrevocably paid and discharged in
                                             full or the security hereby created
                                             has been unconditionally and
                                             irrevocably released and discharged
                                             by the Trustee;

1.1.21.        "Shareholders'
               Agreement"                  - means the agreement between the
                                             shareholders of Partner, confirmed
                                             and accepted by Partner, dated
                                             October 23,

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                                           - 1997, as amended by Addenda dated
                                             October 26, 1997, February 18, 1998
                                             and Addendum No. 3 and No. 4 as
                                             delivered to the Co-ordinating
                                             Agent pursuant to paragraph 4(viii)
                                             of Schedule 4 of the Facility
                                             Agreement, as such agreement may
                                             further be amended from time to
                                             time;

1.1.22.        "Shareholders' Loans"       - means all rights of whatsoever
                                             nature of Advent under or in
                                             connection with any Shareholder
                                             Loan Agreement, excluding: (i)
                                             amounts of Shareholders' Loans
                                             given pursuant to any Person of
                                             Means Letter by way of a deposit in
                                             the Advent Unutilised Cash Account,
                                             so long as such amounts are so
                                             deposited in such account:, (ii)
                                             the right to receive, pursuant to
                                             clause 3.1(a)(ii) of the Equity
                                             Undertaking, payment of funds
                                             credited to the Charged Account;
                                             and (iii) all moneys received by
                                             Advent with respect to such
                                             Shareholders' Loans by way of
                                             Permitted Distributions;

1.1.23.        "Shares"                    - means the Existing Shares and all
                                             other shares or securities
                                             convertible into shares, in the
                                             capital of Partner held or to be
                                             held by Advent at any time during
                                             the Security Period.

1.2.1. Unless otherwise defined in this Pledge, terms defined and references construed in the Facility Agreement shall have the same meaning and construction in this Pledge.

1.2.2. Any payment made under any Facility Document which is capable of being avoided or otherwise set aside on liquidation of Partner or otherwise, shall, for as long as such payment is

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               capable of being avoided or set aside, not be considered to have been irrevocably paid for the purposes of this Pledge.

1.2.3. Unless otherwise stated, all references in this Pledge to this Pledge or to any other agreement or document shall be construed as a reference to this Pledge or such agreement or document as amended, varied, assigned, novated or supplemented from time to time and any reference to this Pledge or such other agreement or document shall, unless otherwise stated, include any agreement or document affecting such amendment, variation, assignment, novation or supplementation. References to this Pledge shall include any agreement or document entered into pursuant to or in accordance with the provisions hereof.

1.2.4. The Trustee shall be entitled to direct that any bank or financial institution, other than itself, be the Account Bank; provided that, such bank or financial institution is: (i) one of the Optional Israeli Banks, or (ii) another Israeli bank or financial institution approved by Advent, which approval may not be unreasonably withheld, and further provided that there shall not be more than one Account Bank at any time. In the event of a direction by the Trustee as aforesaid, the amount (if any) standing to the credit of the Realisation Account maintained with the Trustee or, if applicable, a previous Realisation Account shall be transferred to the corresponding Realisation Account maintained with the new Account Bank forthwith upon such direction taking effect. Advent hereby irrevocably gives all authorisations and instructions necessary for any such transfer to be made and shall do all such things as the Trustee may reasonably request in order to facilitate any change of Account Bank as may be directed by the Trustee, from time to time, or any transfer of credit balances (including the execution of such bank's or financial institution's standard terms of operation of account forms, bank mandate forms and other standard forms necessary to open an account) and the Trustee is hereby irrevocably constituted Advent's attorney to do any such things should Advent fail to do so within 10 Business Days of being requested to do so by the Trustee.

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1.2.5.         The recitals and Annexures hereto form an integral part hereof.

1.2.6. Except as expressly provided, references to clauses, paragraphs and Annexures shall be construed as references to clauses and paragraphs of, and Annexures to, this Pledge.

1.2.7. References to any statutory provision or regulation shall be deemed to include references to such statutory provision and/or regulation as re-enacted, amended, supplemented, extended or replaced from time to time (whether before or after the date of this Pledge) and are to include any order, regulation or other subordinate legislation made under or deriving validity from such statutory provision and/or regulation.

1.2.8. Headings are inserted for convenience only and shall be ignored in construing this Pledge.

1.2.9. References to "including" and "in particular" shall not be construed restrictively but shall mean, "including, without prejudice to the generality of the foregoing", "including, without limitation" and "in particular, but without prejudice to the generality of the foregoing", respectively.

1.2.10. References to "writing" include facsimile transmission legibly received, except in relation to any certificate, notice, resolution or other document which is expressly required by this Pledge to be signed in the original, and "written" has corresponding meaning.

1.2.11. Any consent, agreement or approval required from the Trustee under this Pledge must be obtained in writing and shall be of no effect if it is not in writing.

1.2.12. References to "this Pledge" shall, unless the context otherwise requires, include also all other pledges and charges in favour of the Trustee made pursuant to this Pledge.

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2.   PLEDGE

2.1. Advent hereby grants to and settles upon the Security Trustee, to hold same on trust for the benefit of the Secured Creditors (including the Security Trustee), the terms of such trust being as specified in the Security Trust Deed (an agreement binding the Security Trustee and the Secured Creditors only), the security interests and rights, including the pledges, assignments by way of charge, other charges or other security interests or rights created or to be created pursuant to, and in accordance with, the provisions of this Pledge.

2.2. Advent, as a continuing security for the full and punctual payment, discharge and performance of all the Secured Obligations in accordance with the Facility Documents and in accordance with Section 12 of the Pledges Law, 1967, hereby:

2.2.1. pledges by way of a first-ranking fixed pledge (to the extent applicable to Shares) and pledges and assigns, by way of charge as a first-ranking fixed pledge and charge (to the extent applicable to all Related Rights other than the Shares), in favour of the Trustee (as trustee for the Secured Creditors): (i) the Existing Shares and all Related Rights in respect thereof and all right, title and interest of Advent in connection therewith, and (ii) all other Shares and Related Rights in respect thereof and all right, title and interest of Advent in connection therewith. For the removal of doubt, the Pledged Assets Include also all rights of Advent (as a shareholder of Partner), whether under law and/or under the Memorandum and Articles of Association of Partner, which derive from the Shares or any Related Rights in respect thereof; and

2.2.2. pledges and assigns by way of charge as a first-ranking fixed pledge and charge, in favour of the Trustee (as trustee for the Secured Creditors), all right, title and interest of Advent in or arising in connection with the Shareholders' Loans.

          For the avoidance of any doubt, the Trustee and the Secured Creditors shall not be entitled to claim or receive payment from Advent in respect of the Secured Obligations, or to have recourse to

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          any of its assets (save for its rights pursuant to clause 6.3 hereunder in respect of the Advent Cash Collateral Account), pursuant to this Pledge, except, solely and exclusively, by way of realisation of the Pledged Assets pursuant to the Pledges Law, 1967 and to the extent only of the amounts, if any, received from such realisation; provided that the Trustee and the Secured Creditors shall be entitled to bring an application for realisation or other relief under Section 21 of the Pledges Law, 1967, only if such claim is not based on: (i) an alleged reduction or loss in the value of the Shares or other Pledged Assets; or (ii) an allegation of the existence of circumstances which constitute an Enforcement Event (without reference to any cure period or notice period).

2.3. In order to secure the rights of the Trustee in respect of the Pledged Assets, Advent hereby undertakes as follows:

2.3.1.         to deposit with the Trustee, upon the date of signature of this
               Pledge:

               (i) original share certificates in the name of Advent in respect of the Existing Shares;

               (ii) share transfer forms in respect of all the Existing Shares, in the form required under the Articles of Association of Partner, duly executed by Advent as transferor, and with the transferee, the date and the consideration left blank; and

2.3.2. to deposit with the Trustee on or prior to the date the first Drawdown Request is received by the International Facility Agent or the Israeli Facility Agent, as the case may be:

               (i) an addendum to the Shareholders' Agreement, duly executed by the parties thereto in the same form as delivered to the Co-ordinating Agent pursuant to paragraph 4(viii) of
                    Schedule 4 of the Facility Agreement

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                    and otherwise confirmed and accepted by Partner, amending
                    the Shareholders' Agreement such that:

                    (a) any rights of first refusal, limitations on transfer of shares in Partner or other provisions of the Shareholders' Agreement which may restrict the pledge of the Pledged Assets or any of them in accordance with this Pledge or which may restrict the free transfer of any Pledged Assets in the course of realisation of any security under this Pledge, shall not apply to this Pledge or to any other Share Pledge or to any transfer made as part of any realisation under this Pledge or under any other Share Pledge (except as otherwise required under the Licence);

                    (b) the Shareholders of Partner shall be obliged (as an obligation also in favour of the Trustee (for the benefit of the Secured Creditors) (including the Trustee)) to procure that the provision of Partner's Articles of Association to be inserted pursuant to clause 2.3.2(ii)(c) below is at all times valid and enforced; and

                    (c) upon a sale or transfer of more than 50% of the issued share capital and voting rights of Partner made as part of the realisation of the Pledged Assets or any part thereof, in accordance with this Pledge and/or any other Share Pledge, the Shareholders' Agreement shall terminate and no longer have any force or effect;

               (ii) a protocol of a special resolution of the shareholders of
                    Partner, in the same form as delivered to the Coordinating Agent pursuant to paragraph 4(ix) of

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                    Schedule 4 of the Facility Agreement, duly passed, amending the Articles of Association of Partner, such that:

                    (a) the provisions of Articles 22-27 (inclusive) of the Articles of Association shall not apply to the pledges being the subject of this Pledge or of any other Share Pledge or to any transfer of any pledged assets made within the framework of the realisation of any such pledge and that any rights of first refusal, limitations on transfer of shares in Partner and other provisions of the Articles of Association which may in any way restrict the pledging of the Pledged Assets as contemplated under this Pledge or the pledging of any other pledged assets as contemplated under any other Share Pledge or the free transfer of any Pledged Assets in the course of realisation under this Pledge or the free transfer of any pledged assets in the course of realisation of any other Share Pledge, shall not apply to any such pledging or to any such transfer made within the framework of realisation as aforesaid;

                    (b) the Board of Directors of Partner shall approve any transfer of shares of Partner (which is not prohibited under the Licence or under any law) made in the course of realisation of any Shares pursuant to this Pledge and/or any other Share Pledge, which transfer is not prohibited under the Licence or under any law, and shall register any such transfer in the Register of Members of Partner, promptly following receipt of the relevant share certificates and duly executed share transfer forms;

                    (c) Partner shall not issue any shares or other securities convertible into shares, including to Advent, unless the Trustee is reasonably satisfied that such shares or other securities convertible into shares and all Related Rights in respect thereof shall immediately upon the issue thereof be duly pledged by way of a

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                         first-ranking fixed pledge in favour of the Trustee
                         (for the benefit of the Secured Creditors) pursuant to a pledge in a form, mutatis mutandis, the same as this Pledge which is duly registered and valid, all to the reasonable satisfaction of the Trustee, and the transferee is not an individual guarantor ("Arev Yachid"), within the meaning of the Guarantee Law, 1967; and

                    (d) upon a sale or transfer of more than 50% of the issued share capital and voting rights of Partner made as part of the realisation of the Pledged Assets or any part thereof in accordance with any of the Share Pledges, all provisions of the Articles of Association, to the extent they refer to or reflect any provisions of the Shareholders' Agreement (including the relevant parts of Articles 12.1, 23.10, 46.1, 46.2, 69.3 and 69.4), shall terminate and no longer have any force or effect;

2.3.3. to sign and deliver to the Trustee on the date of signature hereof all documents as are necessary in the reasonable opinion of the Trustee, for the purposes of registering the pledges hereby created with the Registrar of Pledges and/or the Registrar of Companies and/or the Singapore Registrar of Companies, as applicable;

2.3.4 to procure that Partner sign on the date of signature hereof the acknowledgment of the pledge and pledge and assignment by way of charge (as the case may be) of the Pledged Assets pursuant to this Pledge, appearing on the signature page of this Pledge;

2.3.5 promptly following the first request of the Trustee, to take all steps as the Trustee may reasonably require so that the pledge or pledges created hereunder or pursuant hereto shall be valid and binding against other creditors of Advent and to execute and/or deliver to the Trustee any additional and/or new pledge or amendment of this Pledge and any other documents as the

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                                      -15-

               Trustee shall reasonably require for this purpose, including, to the extent reasonably required by the Trustee, pledge with respect to any Shares constituting Related Rights in respect of the Existing Shares, share certificates in respect of such shares or other securities and share transfer forms, mutatis mutandis as referred to in clauses 2.3.1(i) and (ii) in respect of such shares or other securities and notices of pledge and other documents required to be deposited with the Registrar of Pledges in order to register any such other pledges and to be lodged with the Registry of Companies in Singapore in order to register the charges created hereunder or thereunder.

2.4.      Without derogating from clause 2.3 above, Advent hereby undertakes:

2.4.1. to execute promptly following the acquisition by it of any shares or other securities in Partner (other than the Existing Shares or Related Rights in respect thereof), or the making by it of any Shareholders' Loans (to the extent the Trustee reasonably believes that the same is not effectively pledged hereunder), a pledge in the same form, mutatis mutandis, as this Pledge, in respect of such shares or other securities or such Shareholders' Loans, as the case may be;

2.4.2. immediately upon the acquisition by Advent of such other Shares or Related Rights in connection therewith, to deposit with the Trustee the original share (or, if applicable, other) certificates in respect thereof, together with duly executed share transfer deeds, mutatis mutandis, as referred to in clause
               2.3.1 (ii) above; and

2.4.3. to take all the same steps, mutatis mutandis, to perfect the aforesaid pledges as set out in clause 2.3 above.

2.5. Advent, as a continuing security for the full and punctual payment, discharge and performance of all the obligations of Advent pursuant to
          Section 2 of the Equity Undertaking hereby charges in favour of the Trustee (as trustee for the benefit of the Secured Creditors), by way of a first-ranking fixed pledge and charge, all moneys (including interest) from time to time standing to the credit of the Advent Cash

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                                      -16-

          Collateral Account and the debt to Advent represented thereby. For the removal of doubt, notwithstanding anything to the contrary in this Pledge, Advent shall be entitled to act in respect to the Advent Cash Collateral Account in the manner permitted to it under, and subject to the terms and conditions of, Section 15 of the Equity Undertaking.

2.6.      Advent shall not be entitled, and hereby waives any right pursuant to
          Section 13(b) of the Pledge Law, 1967 to redeem any pledge given hereunder, provided that Advent shall be entitled to redeem its pledges hereunder only: (i) in the event that all the Secured Obligations are paid and discharged in full in accordance with all the terms and conditions of the Facility Agreement which would be applicable were the Obligors to voluntarily prepay all the Secured Obligations in accordance with the applicable provisions of the Facility Agreement and otherwise in accordance with all the relevant Facility Documents, and (ii) if at such time none of the Banks is under any commitment, obligation or liability (whether actual or contingent) under any of the Facility Documents to make advances or provide other financial accommodation to Partner or any other Borrower.

2.7. For the removal of doubt, nothing in this Pledge shall be construed as prohibiting any amendment of the terms of any Shareholder Loan, provided that following such amendment, the conditions of the Shareholder Loan comply with the Shareholders' Loan Agreement (Schedule 4 to the Equity Undertaking) and such Shareholder Loan otherwise complies with all applicable provisions of the Facility Documents.

3.   REPRESENTATIONS AND WARRANTIES

     Advent, as at the date of the entering into of this Pledge by all the parties hereto, makes the representations and warranties set out in clauses
     3.1 to 3.12 below and acknowledges that the Secured Creditors have entered into the Facility Documents in reliance on those representations and warranties (in addition to any other warranties and representations as set out in the Facility Documents):

3.1. Advent is a company limited by shares, duly Incorporated under the laws of Singapore with power to enter into this Pledge and to

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                                      -17-

          exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of this Pledge and the performance by it of its obligations hereunder have duly been taken.

3.2. The obligations expressed to be assumed by Advent in this Pledge are legal and valid obligations binding on Advent and enforceable in accordance with the terms hereof, subject to the Reservations.

3.3.      All the Existing Shares are validly issued and fully paid-up.

3.4. No Receiver, liquidator or similar officer has been appointed with respect to Advent or any material part of its assets nor is it aware of any petition or proceedings for such appointment pending.

3.5. The entering into of this Pledge (after its execution by all the parties hereto) by Advent and the exercise of Advent's rights and performance of Advent's obligations hereunder do not and will not: (a) (in circumstances or to an extent which will have a material adverse effect on its ability to comply with its obligations under this Pledge) conflict with any agreement, charge or other instrument or document to which it is a party or which is binding upon it or any of its assets, (b) conflict with its documents of incorporation or constitutive documents, or (c) conflict with any applicable law, regulation or official judicial order:

3.6. This Pledge creates those first-ranking pledges and charges as set forth herein.

3.7. Under the laws of its jurisdiction of incorporation, it is not necessary for creation and perfection of this Pledge that this Pledge be filed, recorded or enrolled with any court or other authority or that any stamp, registration or similar tax be paid on or in relation to this Pledge, save as set out in Annexure C hereto.

3.8. Advent is the legal and beneficial owner of the Existing Shares and any Related Rights in respect thereof, free and clear of any Encumbrance (save for the pledges created pursuant to this Pledge) or other rights of third parties of whatsoever nature (save for rights of

          Shareholders pursuant to the Shareholders' Agreement or the Articles of Association of Partner which do not derogate from the provisions referred to in clause 2.3.2(i) above). Advent is the legal and beneficial owner of the Shareholders' Loans, free and clear of any Encumbrance or other rights of third parties of whatsoever nature, save for the pledges created pursuant to this Pledge and save for the rights granted pursuant to the Subordination Agreement. Advent is the legal and beneficial owner of the Advent Cash Collateral Account and the debt to Advent represented thereby (if any), free and clear of any Encumbrance (save for the pledges created pursuant to this Pledge) subject to the provisions of the Equity Undertaking.

3.9. No person has any right or option to purchase the Existing Shares or any of them or any Related Rights in respect thereof, the Shareholders' Loans or the Advent Cash Collateral Account, except and to the extent set forth in the Shareholders' Agreement.

3.10. There is no restriction or limit (whether under the Shareholders' Agreement, Memorandum and Articles of Association of Partner or otherwise) on the transfer or pledge of the Shares, the Shareholders' Loans or the Advent Cash Collateral Account pursuant to this Pledge or upon realisation of the pledges and charges hereunder, except as may be applicable under the Licence or under applicable law.

3.11. No consent, approval, authorisation or other action by any party is required to be obtained by or with respect to Advent which has not been obtained either: (i) for the pledges created pursuant to this Pledge or for the execution, delivery or performance of this Pledge by Advent, or (ii) for the realisation by the Trustee of the rights or remedies provided in this Pledge, save for consents which may be required under the Licence, save for the provisions of the Pledges Law, 1967 prescribing methods of realisation of pledges and save for payment of stamp duty and registration requirements.

3.12. The copies of the Memorandum and Articles of Association of Partner and of the Shareholders' Agreement to be delivered to the Co-ordinating Agent pursuant to paragraphs 1 and 5 respectively of

          Schedule 4 of the Facility Agreement are, complete, accurate and updated in all respects.

3.13. The representations and warranties set out in this clause 3 above are made only on the date hereof.

4.   CONTINUING SECURITY

4.1. The security over the Pledged Assets constituted by, and the obligations of Advent contained in, this Pledge shall constitute and be continuing security and obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment of all or any of the obligations of Partner or any other Obligor under the Facility Documents (or any of them) and shall continue in full force and effect until the end of the Security Period. The security over the Advent Cash Collateral Account constituted by, and the obligations of Advent insofar as relating to the Advent Cash Collateral Account contained in, this Pledge shall constitute continuing security and obligations and shall not be considered satisfied by an intermediate payment of the obligations of Advent under Section 2 of the Equity Undertaking, and shall continue in full force and effect until Advent shall have fulfilled all of its obligations under Section 2 of the Equity Undertaking.

4.2. Where any discharge (whether in respect of the obligations of Partner or any other Obligor or of Advent with respect to any of its obligations under Section 2 of the Equity Undertaking or of any security for any of the aforegoing obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided, reduced or must be restored on insolvency, liquidation or otherwise, the liability of Advent under this Pledge shall continue as if the discharge or arrangement had not occurred.

4.3.1. No concession or compromise of any claim that any payment, security or other disposition is liable to avoidance or restoration shall in any way affect the security granted hereunder or Advent's obligations hereunder.

4.3.2. Neither the liability of Advent under this Pledge nor the rights, powers and remedies conferred on the Trustee in respect of Advent under this Pledge will be affected or waived by any of the acts, omissions, circumstances, matters or things listed below, whether or not known to Advent or the Secured Creditors or the Trustee (or any of them), which, but for this provision, would release or prejudice any of such liability, rights, powers and remedies or prejudice or diminish such liability, rights, powers and remedies in whole or in part:

               (i) any time, waiver or other indulgence granted to, or composition with, Partner, any Obligor or any other person;

               (ii) any failure to exercise any right or remedy under any
                    Facility Document;

               (iii) the single or partial exercise of any right under any
                    Facility Documents or of any other right or remedy;

               (iv) the taking, variation, compromise, exchange, renewal or release of, refusal or neglect to perfect, take up or enforce, any rights against, or security over, assets of Partner or any other person or any failure to realise the full value of any other security;

               (v) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of, Partner or any other person;

               (vi) any variation (however fundamental) or replacement of a
                    Facility Document or any other relevant document or security or any variation, waiver or release of any Secured Obligation;

               (vii) any unenforceability, illegality or invalidity of any obligation of Partner or any other person under any Facility Document or any other relevant document or security, to the intent that Advent's obligations under this Pledge shall remain in full force, and this Pledge shall be construed accordingly, as if there were no unenforceability, illegality or invalidity;

               (viii) the winding-up, dissolution, administration or
                    reorganisation of Partner, any other Obligor or any other person or any change in its status, function, control or ownership.

4.4. Advent waives any right it may have of first requiring any Secured Creditor and or the Trustee to proceed against or enforce any other rights or security or claim payment from Partner or any other person before the enforcement by the Trustee of the security constituted hereby.

4.5. Advent shall not, and hereby waives any right to, by virtue of any payment made, security realised or moneys received hereunder for or on account of the liability of any other person:

4.5.1. be subrogated to or otherwise take the benefit of (whether in whole or in part) any rights, security or moneys held, received or receivable by the Trustee pursuant to this Pledge or be entitled to any right of contribution or indemnity;

4.5.2. claim, rank, prove or vote as a creditor of any other person or its estate; or

4.5.3. receive, claim or have the benefit of any payment, distribution or security from or on account of any other person or exercise any right of set-off as against any other person.

          Advent will hold in trust for and forthwith pay or transfer to the Trustee any payment or distribution or benefit of security received by it contrary to the above. If Advent exercises any right of set-off contrary to the above, it will forthwith pay an amount equal to the amount set-off to the Trustee.

          The foregoing in this clause 4.5 shall not prevent Advent from: (i) bringing a claim against Partner or any other Obligor, provided that:
          (a) such a claim may be brought only after all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, and (b) there has been no realisation of all or any part of the Pledged Assets or of all or any of the pledged assets (other than Cash Collateral Accounts) under any other Share Pledges; or (ii) bringing a claim against any Shareholder.

4.6. This Pledge is in addition to, independent of, and is not in any way prejudiced by, any other guarantee or security now or hereafter held by the Trustee or any of the Secured Creditors in respect of any of the Secured Obligations or in respect of the obligations of Advent under the Equity Undertaking.

4.7. The rights and remedies provided by this Pledge are cumulative and are not exclusive of any rights or remedies provided by law.

4.8. The obligations, warranties, representations, undertakings, agreements and covenants of Advent under this Pledge are in addition to, and shall not be prejudiced or restricted by, nor shall they prejudice or restrict, any obligations, warranties, representations, undertakings, agreements or covenants in any other Facility Document. Notwithstanding the foregoing, to the extent any provision of any Facility Document (other than this Pledge) conflicts with the terms hereof, the provisions of this Pledge shall prevail.

5.   UNDERTAKINGS BY ADVENT

     Advent hereby undertakes to the Trustee:

5.1. not to sell, assign or otherwise transfer all or any of the Pledged Assets or the Advent Cash Collateral Account or the debt to Advent represented thereby, unless: (i) such Pledged Assets or the Advent Cash Collateral Account or the debt to Advent represented thereby are sold, assigned or transferred subject to the first-ranking pledge created pursuant to this Pledge and in accordance with the provisions hereof; (ii) such pledges over the aforesaid sold, assigned or transferred Pledged Assets or the Advent Cash Collateral Account or the debt to Advent represented thereby are duly registered and valid and have the same priority as they would have had, had such transferee been the original signatory of this Pledge and owner of the Pledged Assets and the Advent Cash Collateral Account, in place of Advent; (iii) all registrations or amendments to registrations and all filings (including, of amended deeds of pledge) have been made which are in the reasonable opinion of the Trustee required for the purposes of (i) and (ii) above; (iv) the transferee of such Pledged Assets or the Advent Cash Collateral Account or the debt to Advent represented thereby is duly and validly bound by this Pledge or by another pledge, mutatis mutandis, in the same form as this Pledge in respect of such Pledged Assets or the Advent Cash Collateral Account or the debt to Advent represented thereby as if the original signatory thereof in the place of Advent and such transferee is not an individual guarantor ("Arev Yachid") within the meaning of the Guarantee Law, 1967; (v) any such sale, assignment or transfer is permitted pursuant to the Licence, or permission as required under the Licence has been granted in relation thereto, and (vi) such sale, assignment or transfer is permitted under the Facility Documents and all provisions of the Facility Documents applicable in the case of such sale, assignment or transfer of such Pledged Assets or the Advent Cash Collateral Account or the debt to Advent represented thereby have been complied with. At the request of Advent, the Trustee undertakes promptly to carry out all actions reasonably required to be carried out by it as the holder of the pledges and charges created under this Agreement in order to facilitate a sale, assignment or transfer permitted by, and made in accordance with this clause 5.1 above;

5.2. not to pledge, charge or grant any other Encumbrances (of whatsoever nature and howsoever ranking) in respect of or any other right or interest in favour of any third party in relation to, any of the Pledged Assets or in relation to the Advent Cash Collateral Account or the debt to Advent represented thereby (save for any transfer permitted by, and made in accordance with, the provisions of this Pledge);

5.3. at any time and from time to time upon the written request of the Trustee, promptly to execute and deliver to the Trustee any and all such further notices, instruments and documents as the Trustee may deem reasonably necessary for it to obtain valid and enforceable first-ranking pledges as contemplated under this Pledge and to obtain the full benefit of the rights and powers herein granted;

5.4. save as may be permitted pursuant to the Equity Undertaking, not to transfer any moneys out of the Advent Cash Collateral Account;

5.5. to notify the Trustee promptly in any case where attachment is levied, or execution proceedings are instituted against, or a Receiver is appointed over, or any similar act occurs or any similar proceedings are instituted in respect of, the Pledged Assets or any part thereof, or the Advent Cash Collateral Account and to notify the third party who initiated or requested the same or any Receiver appointed of the existence of the pledges herein contained in favour of the Trustee, and to take, within 10 days of such attachment, execution proceedings, appointment of Receiver or similar act or proceedings as aforesaid, all necessary measures at the expense of Advent for the discharge or cancellation of the same as soon as practicable;

5.6. to pledge in favour of the Trustee all Shares and all Related Rights of whatsoever nature and whenever acquired by it, all in accordance with the provisions of clause 2 above;

5.7. not, after the date hereof, to acquire any Shares or Related Rights nor to make any Shareholders' Loans, unless Advent is the legal and beneficial owner of such Shares, Related Rights or Shareholders' Loans, free and clear of any Encumbrance (save for the pledges created pursuant to this Pledge);

5.8. to oppose any change in the Memorandum and/or Articles of Association of Partner which will amend or derogate from the provisions referred to in clause 2.3.2(ii) above or in any way lead to any restrictions whatsoever on the ability of the Trustee to realise its rights under this Pledge;

5.9. to procure that no Affiliate of Advent shall grant to Partner any Shareholder Loan, unless such Affiliate shall prior thereto have taken all steps as reasonably required by the Trustee to pledge its rights in respect thereof in favour of the Trustee (for the benefit of the Secured Creditors) in accordance with a pledge, in mutatis mutandis, the same form as this agreement (to the extent relating to Shareholders' Loans) and such Affiliate shall have taken all steps reasonably required by the Trustee to perfect such pledge.

6.   DEFAULT AND REALISATION

6.1. Upon, and only upon, the occurrence of an Enforcement Event which is continuing and a declaration in accordance with clause 22.22(c) or (d) of the Facility Agreement that all the Advances are payable on demand or immediately due and payable, the Trustee shall, provided that the Trustee shall have given Advent the Required Prior Notice (as defined below), be entitled to realise its rights under this Pledge, including the realisation and sale of the Pledged Assets, in whole or in part, whether by the appointment of a Receiver and/or by the Israeli Execution office and/or by order of court and/or whether by any other method permitted under the Pledges Law, 1967, as the Trustee shall see fit and to apply the proceeds thereof on account of the Secured Obligations, all without the Trustee first being required to realise any other guarantee or collateral or other securities, if such be held by the Trustee. For the purposes of this clause 6.1, "the Required Prior Notice" shall mean: (i) 20 Business Days prior notice, in the event that all the Advances have been declared payable on demand pursuant to clause 22.22(c) of the Facility Agreement, or (ii) 10 Business Days prior notice, in the event that the Advances have been declared immediately due and payable, whether, for the removal of doubt, pursuant to clause 22.22(c) or (d) of the Facility Agreement; provided that (for the removal of doubt), if prior to the expiry of 20 Business Days following the date of a notice as referred to in (i) above (an "On Demand Notice"), a notice is given as referred to in
          (ii) above (an "Immediately Due Notice"), then: (a) in the event that more than 10 Business Days has elapsed between the date of the On Demand Notice and the date of the Immediately Due Notice, the Required Prior Notice shall be 20 Business Days from the date of the On Demand Notice, and (b) in the event that less than 10 Business Days has elapsed between the date of the On Demand Notice and the date of the Immediately Due Notice, the Required Prior Notice shall be 10 Business Days from the date of the Immediately Due Notice. In realising its rights as aforesaid, the Trustee shall be required to observe all the requirements of the Licence in relation to such realisation, including the requirements of clause 22 of the Licence that if any such realisation shall cause a variation in the ownership of 10% or more of any means of control (as defined in the Licence) of Partner, such realisation may not be effected unless the prior written consent of the Minister of Communications has been obtained.

6.2. Any and all sums to be received from the realisation of the Pledged Assets or any part thereof, shall be applied in the following order of priority:

6.2.1. firstly, to the discharge of all the costs, fees and expenses incurred and which may be incurred in connection with the collection of the Secured Obligations, including the costs, fees and expenses referred to in clause 7.2 below and the costs and remuneration of a Receiver, if applicable, in such amount as shall be reasonably prescribed by the Trustee or approved by the court or the Israeli Execution Office or any other competent authority;

6.2.2. secondly, in or towards payment of the Secured Obligations, or such part of them as is then due and payable, all in accordance with clause 29 of the Facility Agreement;

6.2.3. thirdly, subject to clause 7, in payment of the surplus (if any) to Advent,

          or in such other order as the Trustee shall determine among the paragraphs of clause 6.2.

6.3. The Trustee (and, for the removal of doubt, the Secured Creditors, to the extent relevant) shall be entitled to realise the Advent Cash Collateral Account and the debt to Advent represented thereby only upon or following: (i) the delivery of a Contribution Notice (as defined in the Equity Undertaking) in respect of Advent under clause 2.2 (Requirement for Drawdown) of the Equity Undertaking or the making of any demand in respect of Advent pursuant to clause 2.3 (Equity Milestones) of the Equity Undertaking, and (ii) receipt of the instructions of an Instructing Group to such effect, provided that such realisation shall be in respect of an amount up to the amount payable pursuant to such Contribution Notice or demand (as applicable) and that all amounts realised as aforesaid shall be transferred by the Security Trustee to the Charged Account (as defined in the Equity Undertaking).

6.4. The Trustee shall be exempt from taking any action whatsoever in connection with any Pledged Assets or the Advent Cash Collateral Account. The Trustee shall not be liable for any loss or damage which may be caused as a result of the exercise or purported exercise of the powers, authorities, rights or discretions vested in the Trustee in accordance with this Pledge or otherwise caused in connection herewith (other than, and to the extent of, any such loss or damage which resulted from the gross negligence or wilful misconduct (including wilful omission) of the Trustee) and Advent undertakes to indemnify the Trustee in any event that the Trustee is sued for any such loss or damage by others or in respect of any other matter or thing done or omitted to be done by the Trustee (in each such case, other than, and to the extent of, any such loss or damage which resulted from the gross negligence or wilful misconduct (Including wilful omission) of the Trustee).

7.   CONTINGENCIES

7.1. If the Trustee realises the security constituted by this Pledge (whether by the appointment of a Receiver or otherwise) at a time when the Secured Obligations (or any part thereof) shall not have fallen due under the Facility Documents (but at a time when amounts may become so due or are contingently due), the Trustee shall pay the proceeds of any recoveries if, to the extent applicable, not otherwise applied under clauses 6.2.1 and 6.2.2, into such number of Realisation Accounts with the Account Bank in the name of Advent, which Realisation Accounts shall be charged by way of a first-ranking fixed charge in favour of the Trustee (for the benefit of the Secured Creditors) as security for the full discharge of the Secured Obligations. Advent hereby undertakes to execute all such documents as the Trustee shall reasonably require in order to create and perfect such charges over the Realisation Accounts as aforesaid.

7.2. The Trustee may withdraw amounts standing to the credit of the Realisation Accounts to:

7.2.1. meet all costs, fees, charges and expenses incurred and payments made by the Trustee (or any Receiver) in the course of the enforcement of this Pledge;

7.2.2. pay remuneration to any Receiver in respect of the realisation of this Pledge as and when the same becomes due and payable; and

7.2.3. meet amounts due and payable by Partner or any other Obligor under the Facility Documents as and when the same become due and payable,

          in each case, together with interest thereon at the Default Rate from the date the same become due and payable until the date the same are unconditionally and irrevocably paid and discharged in full.

7.3. Amounts standing to the credit of each Realisation Account shall bear interest at the Account Bank's rate of interest for similar (if any) deposits in the relevant currency from time to time.

7.4. Advent will not be entitled to withdraw any moneys (including interest) standing to the credit of any Realisation Account until the expiry of the Security Period.

8.   BOOKS OF ACCOUNTS

8.1. Advent confirms that the respective books, accounts and entries of the Trustee and of the Facility Agents shall be deemed to be correct and shall, in the absence of manifest or proven error, be prima facie evidence for or against Advent in all their particulars.

8.2. A certificate by the Trustee or any Facility Agent setting out the amount of any Secured Obligation shall, in the absence of manifest or proven error, be prima facie evidence of such amount for or against Advent.

9.   COSTS, EXPENSES AND INTEREST

9.1. Advent shall cooperate with the other shareholders of Partner to procure, in its capacity as a Shareholder, that Partner shall, from time to time, on the demand of the Trustee, reimburse the Trustee for all reasonable costs and expenses submitted to Partner supported by appropriate evidence thereof (including legal fees but excluding any charges for management time) together with any VAT thereon incurred by the Trustee in connection with the negotiation, preparation and execution of this Pledge (and any amendments thereto) and the completion of the transactions herein contemplated, including the registration of each pledge herein created or contemplated hereby, subject to any limits agreed from time to time between Partner and the Trustee, as well as all costs of stamping and registering this Pledge and/or any other document ancillary hereto and/or to be entered into hereunder.

9.2. Advent shall (in its capacity as a shareholder) cooperate with the other shareholders of Partner to procure that Partner shall, from time to time on demand of the Trustee, reimburse the Trustee for all costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Trustee under this Pledge or otherwise in connection with any claims or proceedings in relation to this Pledge.

9.3. The Trustee and every Receiver and any attorney, agent or other person appointed by the Trustee, any such Receiver or the court in connection with this Pledge shall be entitled to be indemnified out of the Pledged Assets in respect of all liabilities and expenses properly incurred by them in the execution of any of the powers, authorities or discretions vested in them pursuant hereto and/or by law and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted pursuant to this

          Pledge in any way relating to the Pledged Assets or the Advent Cash Collateral Account (except that resulting from gross negligence or wilful misconduct (including wilful omission) by the Trustee, Receiver or any such other person) and the Trustee may retain and pay all sums in respect of the same out of any moneys received under the powers hereby conferred.

9.4. In the event that the Trustee issues proceedings against Advent for the payment of any amount due or to become due to the Trustee pursuant to this Pledge, the Trustee shall be entitled to claim in respect of the period from the issue of the proceedings until full payment thereof, interest at the Default Rate.

10.  FURTHER ASSURANCES

     Advent shall at its own expense execute and do all such acts and things as the Trustee may from time to time reasonably require in order to perfect or protect the security intended to be created hereby over the Pledged Assets or any part thereof or the Advent Cash Collateral Account or facilitate the realisation of the Pledged Assets or any part thereof or exercise of all powers, authorities and discretions vested in the Trustee or any Receiver of the Pledged Assets or any part thereof, all in accordance with this Pledge and applicable law. To that intent, Advent shall in particular execute all pledges, share transfer forms, other transfers and assignments of the Shares or other rights as may, in each such case, be reasonably required by the Trustee and give all notices (including notices of all assignments made by Advent hereunder), orders and directions and make all registrations which may be reasonably required by the Trustee.

11.  DELEGATION BY TRUSTEE

     The Trustee may at any time and from time to time delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions exercisable by the Trustee under this Pledge. Any such delegation may be made upon such terms and subject to such regulations as the Trustee may think fit, provided that nothing in this clause 11 shall confer upon the Trustee the power to allow any delegate to sub-delegate any such rights, powers, authorities and discretions. The Trustee shall not be in any way liable or responsible to

     Advent, any Secured Creditor or any other person for any loss or damage arising from any default, omission, misconduct or negligent act on the part of any such delegate, save where such loss or damage arises due to the wilful misconduct (including wilful omission) or wilful default or gross negligence of such delegate and the Trustee is considered by a final decision of a court to have been grossly negligent in its delegation to the delegate concerned.

12.  POWER OF ATTORNEY

12.1. Solely for the purposes of securing the due performance of Advent's obligations under or pursuant to this Pledge, Advent hereby irrevocably appoints the Trustee and every delegate, as referred to in clause 11, to be its attorney acting severally, and on its behalf and in its name or otherwise to execute and do all such acts and things which Advent expressly ought to do under the covenants and provisions contained in this Pledge (including to make any demand upon or to give any notice or receipt in connection with any of the Shareholders' Loans and to execute, deliver and register any pledges, charges, assignments or other security) and, generally, in its name and on its behalf to exercise all or any of the powers, authorities and discretions expressly conferred by or pursuant to this Pledge or by law on the Trustee or any such delegate and (without prejudice to the generality of the foregoing) to perfect any security granted hereunder or pursuant hereto. The Trustee or any delegate as aforesaid shall only exercise such power of attorney if Advent fails to perform all or any of the acts or obligations which are expressly required to be performed by it under this Pledge within 3 Business Days of being required to so perform any such act or obligation, or earlier in the event that in the reasonable opinion of the Trustee the rights of the Trustee under this Pledge may be prejudiced by the delay.

12.2. Advent shall at the request of the Trustee execute powers of attorney in favour of the Trustee in such forms as may be reasonably required-by the Trustee so as to enable the Trustee to make transfers from the Advent Cash Collateral Account to the Charged Account in accordance with Section 15 of the Equity Undertaking.

13.  WAIVER BY ADVENT

     Subject to and without derogating from any other provisions of this Pledge which exclude the application of, or constitute a waiver by Advent of, certain defences or rights under the Guarantee Law, 1967 (which defences or rights would, but for such provisions, have been available to Advent):

13.1. Advent hereby waives all rights and defences under Sections 2, 4-6 inclusive, 8-11 inclusive and 13-17 inclusive of the Guarantee Law, 1967 and confirms that such provisions of the Guarantee Law, 1967 shall not apply to this Pledge;

13.2. Advent shall be entitled to rely on Section 7 of the Guarantee Law, 1967, to the extent applicable; and

13.3. Advent shall be entitled to rely on Section 12 of the Guarantee Law, 1967, to the extent applicable, but only in the event that: (i) all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full; (ii) there has been no realisation of all or any part of the Pledged Assets or of all or any of the pledged assets (other than Cash Collateral Accounts) under any other Share Pledge;
          (iii) the Trustee shall have received written instructions and undertakings executed by all the Shareholders who have paid amounts on account of the Secured Obligations and are entitled to rely on Section 12, detailing the names of the Shareholders to whom the relevant security interests should be transferred and undertaking to indemnify the Trustee and the Secured Creditors against any claims, losses, damages, expenses, costs, charges, liability or proceedings which may be brought, made or preferred against, or suffered, incurred or sustained by, the Trustee or any Secured Creditor in relation to, in connection with, or arising out of, the transfer of security Interests as aforesaid; and (iv) all consents, approvals, authorisations and permits necessary under the Licence, under law or under contract in order to perform such transfer have been obtained and there is no impediment under the Licence, law or contract to such transfer.

14.  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of the Trustee or Advent of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right of remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

15.  PARTIAL INVALIDITY

     If, at any time, any provision hereof is or becomes illegal, invalid of unenforceable in any respect or any of the security intended to be created by or pursuant to this Pledge is ineffective, neither the legality, validity or enforceability of the remaining provisions hereof or the effectiveness of any of the remaining such security, shall in any way be affected or impaired thereby.

16.  COUNTERPARTS

     This Pledge may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

17.  NOTICES

17.1. Each communication to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by facsimile, telex or letter.

17.2. Any communication or document to be made or delivered by one person to another pursuant to this Pledge shall (unless that other person has by 15 Business Days' written notice to the other specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered when despatched and confirmation of receipt by the intended recipient has been received (in the case of any communication made by telex or fax) or (in the case of any communication made by letter) when left at that address or (as the case may be) 5 Business Days after being deposited in the postage prepaid in an envelope addressed to it at that address provided that any communication or document to be made or delivered to the Trustee shall be effective only when received by the Trustee and then only if the same is expressly marked for the attention of the department or officer identified with the Trustee's signature below (or such other department or officer as the Trustee shall from time to time specify for this purpose);

17.2.1.        to Advent:        c/o Hutchison Telecommunications Ltd.
                                 18/F Two Harbourfront
                                 22 Tak Fung Street
                                 Hunghom, Kowloon
                                 Hong Kong

                                 Facsimile: +852 2827 1371
                                 Attention: Mr. Kevin S. Russell
                                            Group Director of Finance

               with a copy to:   Hutchison Whampoa Limited
                                 22nd Floor, Hutchison House
                                 10 Harcourt Road
                                 Central, Hong Kong

                                 Facsimile: +852 2128 1733
                                 Attention: Mr. Frank J. Sixt
                                            Group Finance Director

17.2.2.        to the Trustee:   5th Floor
                                 32 Yehuda Halevi Street
                                 Tel-Avlv
                                 Israel

                                 Facsimile: +972 3 514 9017
                                 Attention: Zipi Peleg, Corporate Division,
                                            Communications Sector
               with a copy to:   Stuart Gnessen, Adv.
                                 13 Ahad Ha'am Street
                                 Tel-Aviv
                                 Israel
                                 Facsimile: +972 3 517 3331

18.  ASSIGNMENT

     Advent hereby irrevocably and unconditionally consents to the Trustee being able, at any time, without any further consent being required from Advent, to assign this Pledge and its rights and/or obligations arising thereunder in whole to any Optional Israeli Bank or other Israeli bank approved by Partner (which approval shall not be unreasonably withheld) which is appointed in accordance with the provisions of the Security Trust Deed, to act, in place of the Trustee, as trustee for the benefit of the Secured Creditors and any such assignee may also reassign the said rights as aforesaid to an Optional Israeli Bank or any other Israeli bank approved as aforesaid without any further consent being required from Advent. Such assignment may be effected by endorsement on this Pledge or in any other way the Trustee or any subsequent assignor deems fit.

19.  GOVERNING LAW

     This Pledge shall be governed by, and construed in accordance with, the laws of the State of Israel.

20.  JURISDICTION

20.1. Advent hereby irrevocably agrees, for the benefit of the Trustee, as trustee for the Secured Creditors, that the courts of Tel-Aviv shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes, which may arise out of or in connection with this Pledge (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

20.2. Advent hereby irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause 20.1 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

20.3. Advent agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in Israel to Professor Joseph Gross, Hodak Limited of 23 King Shaul Boulevard, Tel-Aviv 64367, Israel. If the appointment of the persons mentioned in this clause 20.3 ceases to be effective, Advent shall immediately appoint a further person in Israel to accept service of process on its behalf in Israel and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such person by notice to Advent. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

20.4. The submissions to the jurisdiction of the courts referred to in clause 20.1 shall not (and shall not be construed so as to) limit the right of the Trustee to take Proceedings against Advent in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

21.  TERMINATION

     For the removal of doubt, this Pledge shall terminate: (i) insofar as relating to the Pledged Assets, upon the expiry of the Security Period, and
     (ii) in respect of the Advent Cash Collateral Account, upon full discharge and/or payment by Advent of all its obligations under Section 2 of the Equity Undertaking.

22.  NO AMENDMENT

     This Pledge shall not be amended, modified or altered unless the written consent of all parties hereto to such amendment, modification or alteration has been obtained.

IN WITNESS WHEREOF the parties have signed this Pledge on the date written at the beginning of this document.

for ADVENT INVESTMENTS PTE. LTD.         for BANK LEUMI LE-ISRAEL B.M.


By: [signature]                          By: [signature]
    ----------------------------------       -----------------------------------
Title: DIRECTOR                          Title:
                                                 -------------------------------

We, the undersigned, Partner Communications Company Ltd., acknowledge the pledges created pursuant to the above pledge of the Pledged Assets, including the pledges and assignment by way of charge, as a first-ranking fixed pledge and charge, in favour of the Trustee of the Shareholders' Loans (all capitalised terms used herein as defined in the above Pledge).

for PARTNER COMMUNICATIONS COMPANY LTD.


By: [signature]
    ----------------------------------
Title: CEO


By: [signature]
    ----------------------------------
Title: CEO

                                   ANNEXURE A

                                EVENT OF DEFAULT

References in this Annexure A are to the Facility Agreement. Terms not otherwise defined herein shall bear the meaning set out in the Facility Agreement.

22.1 Events of Default Each of the events set out in Clause 22.2 (Non-Payment) to 22.21 (Equiry Undertaking) is an Event of Default (whether or not caused by any reason outside the control of any or all of the Obligors or of any other person).

22.2 Non-Payment Any Obligor does not pay on the due date any amount payable by it under any Facility Document at the place and in the funds expressed to be payable, provided that this sub-Clause shall not apply (i) to unpaid amounts of principal which are paid in full within two Business Days of the due date for payment, or (ii) to unpaid amounts of interest or other amounts (except principal) which are paid in full within five Business Days after the due date for payment.

22.3 Breach of Obligations

(a) There is any breach of the provisions of Clause 2.2 (Purpose), Clauses 20.6 (Negative Pledge) to 20.8 (Disposals) (inclusive), 20.10 (Loans and guarantees) to 20.15 (Share Capital) (inclusive), 20.22 (Borrowings) and, subject to the provisions of Section 21 (Curative Equiry), 20.32 (Financial Undertakings).

(b) Any Obligor fails to comply with any undertaking or obligation contained in any Facility Document and, if such default is capable of remedy within such period, within 30 days after the earlier of the Obligor becoming aware of such default and receipt by the Obligor of written notice from the Co-ordinating Agent requiring the failure to be remedied, that Obligor shall have failed to cure such default.

22.4 Misrepresentation/Breach of Warranty

(a)  Any representation or warranty contained in Clauses 19.7 (Consents), 19.8
     (c) or (d) (Accounts), 19.10(b) (Tax Liabilities), 19.12 (Information Memorandum and Reports), 19.13 (Ownership of Assets), 19.14 (Documents), 19.15(a) (Intellectual Property Rights), 19.16 (Environmental Matters),
     19.18 (Material Contracts) or 19.21 (The Parent) is incorrect or misleading in any respect when made or deemed repeated by reference to the facts and circumstances then subsisting.

(b) Any representation or warranty contained in Clauses 19.5(c) (Non Conflict), 19.6(b) (No Default), 19.10 (Tax Liabilities) or 19.15(b) (Intellectual Property Rights) is incorrect or misleading in any respect when deemed repeated pursuant to Clause 19.22 (Repetition).

(c) Any other representation or warranty made or repeated by or on behalf of any Obligor in any Facility Document or in any certificate or statement delivered by or on behalf of any Obligor or other member of the Group under any Facility Document, is incorrect or misleading in any material respect when made or deemed to be made or repeated by reference to the facts and circumstances then subsisting.

22.5 Cross-acceleration

(a) Any amount in respect of Borrowings of any one or more members of the Group (taken together if more than one) which aggregate US$5,000,000, or its equivalent, or more at any one time outstanding:

     (i)  becomes prematurely due and payable;

     (ii) becomes due for redemption before its normal maturity date; or

     (iii) is placed on demand,

     in each such case by reason of the occurrence of an event of default (howsoever characterised) or any event having the same effect resulting from a default by a member of the Group.

(b) Any amount in respect of such Borrowings which aggregate US$5,000,000, or its equivalent, or more, are not paid when due (whether falling due by demand, at scheduled maturity or otherwise) or within any applicable grace period provided for in the document evidencing or constituting those Borrowings.

(c) Any Encumbrances over any assets of any one or more members of the Group (taken together if more than one) securing an aggregate of US$5,000,000, or its equivalent, or more become enforceable and steps are taken to enforce the same; or

(d) Any Obligor fails to discharge in full any judgment debt entered against it in excess of an aggregate amount of US$5,000,000, or its equivalent, within 30 days of the relevant judgment being entered against the relevant Obligor unless such judgment is being contested in good faith on reasonable grounds following external legal advice.

(e) For the purposes of this Clause 22.5 only, "Borrowings" shall include indebtedness pursuant to Hedging Transactions and, in any such case the "amount" in respect of such Hedging Transactions shall be the amount under the relevant Hedging Transaction which becomes prematurely due and payable, due for redemption before its normal maturity date, placed on demand or is not paid when due or within any applicable grace period.

22.6 Invalidity Any of the Facility Documents shall cease to be in full force and effect in any material respect or shall cease to constitute the legal, valid, binding and enforceable obligation of any Obligor party to it or, in the case of any Security Document, fail to provide effective perfected security in favour of the Security Trustee (for the benefit of itself and the Secured Creditors) over the assets over which security is intended to be given by that Security Document (save for any Reservations), or it shall be unlawful for any Obligor to perform any of its material obligations under any of the Facility Documents.

22.7 Insolvency and Rescheduling Any Obligor is unable to pay its debts as they fall due or admits inability to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

22.8 Winding up Any Obligor takes any corporate action or other steps are taken or legal proceedings are started (or are consented to or any order is made) for its winding up, liquidation, bankruptcy, dissolution, administration or re-organisation (or for the suspension of payments generally or any process giving protection against creditors) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of all or any material part of its revenues or assets or such a person is appointed provided that this Clause 22.8 shall not apply to:

(a) any such action relating to a solvent reconstruction, amalgamation, reorganisation or merger of such Obligor save where the Co-ordinating Agent (acting on the instructions of an Instructing Group) believes that such action will reasonably be expected to have an adverse effect on the ability of that Obligor to comply with its obligations under the Facility
     Documents: or

(b) any such action which is frivolous or vexatious and which such Obligor is contesting in good faith on reasonable grounds or in respect of which an Instructing Group is satisfied that the ability of that Obligor to comply with its obligations under the Facility Documents will not be materially and adversely affected and which in either case is discharged or dismissed as soon as reasonably practicable.

22.9 Execution or Distress Any distress, execution, attachment, sequestration or other process arising out of any claim by any third party against any member of the Group for an aggregate amount of $5,000,000 or its equivalent (taking all such members of the Group together) or more affects any material asset of any Obligor save where (i) that Obligor is in good faith on reasonable grounds, contesting the distress, execution, attachment, sequestration or other process by appropriate proceedings diligently pursued and (ii) an Instructing Group is satisfied that the ability of that Obligor to comply with its obligations under the Facility Documents will not be materially and adversely affected whilst such distress, execution, attachment, diligence or other process is being so contested.

22.10 Analogous Events Any event occurs which under the laws of Israel has a similar or analogous effect or purpose to any of those events mentioned in Clause 22.7 (Insolvency and Rescheduling). Clause 22.8 (Winding up) or Clause
22.9 (Execution or Distress).

22.11 Governmental Intervention By or under the authority of the Government of Israel or any other competent Israeli authority:

(a) all or the majority of the management of any Obligor is displaced or the authority of any Obligor in the conduct of its business is wholly or materially curtailed; or

(b) all or a majority of the issued shares of any Obligor or the whole or any part (the book value of which is 10 per cent, or more of the book value of the whole) of the revenues or assets of any Obligor is seized, nationalised; expropriated or compulsorily acquired; or

(c) any law is introduced after the date hereof imposing material restrictions on the free transfer of funds out of Israel and/or the exchange of shekels for dollars or any relevant Optional Currency in each such case which will apply to payments made or to be made under any of the Facilities,

22.12 Cessation Any Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business (save in consequence of any reorganisation, reconstruction or amalgamation permitted under this Agreement and save as may result from any disposal of assets permitted by the terms of this Agreement or where such business or part thereof is carried on by another Obligor or for any solvent liquidation, dissolution or winding-up of any member of the Group previously approved in writing by an Instructing Group) or all or a material part of the Business is abandoned.

22.13 Proceedings There is current or pending any litigation, dispute, arbitration, administrative, regulatory or other proceedings or enquiry concerning or involving any member of the Group which is reasonably likely to have a Material Adverse Effect.

22.14 Breach of the Licence or any Authorisation

(a) The Licence or any Authorisation necessary for any Obligor to comply with its obligations under the Facility Documents is in whole or in part:

     (i) surrendered, terminated, withdrawn, suspended, cancelled or revoked or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiry (in each case, without replacement by a Licence(s) or Authorisation, as applicable having substantially equivalent effect); or

     (ii) modified in any material respect or breached (unless, in the case of any Authorisation, such modification or breach is reasonably likely not to have a Material Adverse Effect).

     provided that any change in the spectrum made available under the Licence will be construed to be a modification of the Licence for the purposes of this paragraph (a):

(b) Any event occurs which is reasonably likely to give rise to the revocation, termination, cancellation or suspension of the Licence (without replacement) in such circumstance where the Borrower is unable to demonstrate to the reasonable satisfaction of the Instructing Group within 30 days of such event occurring that such termination, suspension or revocation will not occur.

(c) For the avoidance of doubt, nothing in this Agreement shall be construed as a waiver by the Finance Parties of their rights under this Clause arising from any breach of the Licence.

22.15 Material Adverse Change Any event or series of events occur which in the reasonable opinion of an Instructing Group after discussion with the Parent, is likely to have a material adverse effect on the business or financial condition of the Group (as a whole) or on the ability of any Obligor to perform its material obligations under the Facility Documents.

22.16 Breach of Material Contracts

(a) Any Obligor falls duly to perform or comply with any obligation expressed to be assumed by it in any of the Material Contracts to which it is a party (other than the Licence), where such failure would be reasonably likely to have a Material Adverse Effect.

(b) Any Authorisation necessary for any Obligor to comply with any Material Contract or any Material Contract (other than the Licence) is cancelled, suspended, withdrawn, revoked or terminated or expires by effluxion of time in a manner or circumstances (in whole or in part) without being replaced as soon as reasonably practicable on terms not materially less favourable than such Material Contract.

22.17 Repudiation Any Obligor repudiates or purports to repudiate or threatens to repudiate any of the Facility Documents or Material Contracts to which it is a party.

22.18 Counterparties Any Counterparty:

(a) fails duly to perform or comply with any obligation expressed to be assumed by it in any Material Contract to which it is a party where such failure would be reasonably likely to have a Material Adverse Effect; or

(b) repudiates, or purports or threatens to repudiate, any Material Contract to which it is a party and (in the case of any Supplier Contract) a replacement contract on terms not materially less favourable with an internationally recognised equivalent supplier is not entered into by the Parent within 90 days from the date of such failure, repudiation or purported or threatened repudiation.

22.19 Shareholders

(a) (i) The Shareholders Agreement ceases to be valid, binding and enforceable; or

     (ii) the Shareholders Agreement is revoked, terminated, cancelled or suspended without being at such time replaced with a new shareholders agreement with all material terms being acceptable to an Instructing Group; or

     (iii) any material provision of the Shareholders Agreement (including, for the avoidance of doubt, any of Clauses 3 (The Business of the Company), 11 (Funding Requirements), 12 (Transfers), 13 (Transfer in the Event of Default), 14 (General Provisions Applicable to Transfers), 19 (Termination of the Shareholder Agreement ) or the guarantees of Shareholders contained in the Shareholders Agreement is amended or waivers granted in relation thereto or any new provisions are included in the Shareholders Agreement (other than pursuant to Addendum No.4 thereto and any other amendments thereto or new provisions included therein which are satisfactory to the Co-ordinating Agent for the purposes of Schedule 4 (Conditions Precedent) of this Agreement); or

     (iv) any party to the Shareholders Agreement is in breach of any term thereof and if such breach is capable of remedy, is not remedied within 30 days,

and such event or circumstance is reasonably likely to result in a Material Adverse Effect.

(b) (i) Any of the representations and warranties by any Chargor in any Share Pledge to which it is a party are incorrect or misleading in any material respect when made by such Chargor by reference to the facts and circumstances then existing if the fact, matter or event giving rise to such representation being incorrect or misleading is not remedied or cured to the satisfaction of the Co-ordinating Agent (acting on the instructions of an Instructing Group) within 14 days after the earlier of the relevant Chargor becoming aware of the same and receipt by the relevant Chargor of written notice from the Co-ordinating Agent requiring the remedy of the relevant fact, matter or event.

     (ii) Any Chargor fails to comply with any undertaking or obligation contained in any Share Pledge to which it is a party and, if such default is capable of remedy within such period, within 30 days after the earlier of the Chargor becoming aware of such default and receipt by the Chargor of written notice from the Co-ordinating Agent requiring the failure to be remedied, that Chargor shall have failed to cure such default.

     (iii) Any Share Pledge shall cease to be in full force and effect in any material respect or shall cease to constitute the legal, valid, binding and enforceable obligation of any Chargor party to it or fail to provide effective perfected security in accordance with the terms of the Share Pledge in favour of the Security Trustee (for the benefit of itself and the Secured Creditors) over the assets over which security is intended to be given by that Share Pledge (save for any Reservations), or it shall be unlawful for any Chargor to perform any of its material obligations under any of the Share Pledges.

     (iv) Any Chargor repudiates or purports to repudiate or threatens to repudiate in writing the Share Pledge to which it is a party.

22.20 MRT Operator HWL ceases to control (as defined in the Licence) the entity which is the MRT Operator (as defined in the Licence) and in respect of any replacement MRT Operator the Controlling Corporation (as defined in the Licence) thereof is not, in the opinion of an Instructing Group, an entity of comparable standing and experience provided that this Clause 20.20 shall only apply so long as a MRT Operator is required pursuant to the Licence.

22.21 Equity Undertaking

(a) (i) Any Shareholder fails to comply with its undertakings or obligations under Clause 2 or Clause 14 of the Equity Undertaking (the "relevant non-payment") and (ii) the Relevant Guarantor or L/C Bank, following a demand under the terms of the Relevant Guarantee (as defined in the Equity Undertaking) or Shareholder L/C (as defined in the Equity Undertaking) in relation to the relevant non-payment, fails to make payment in full in respect of the relevant non-payment by the latest date provided for in the Relevant Guarantee or Shareholder L/C and in the case of a non-payment by HTL (as Relevant Guarantor), HWL fails to make payment in full in respect thereof by the latest date provided for in the HWL Counter-Guarantee;

(b) at any time it is or becomes unlawful for any Equity Undertaking Obligor to perform or comply with any or all of its obligations under Clause 2, Clause 6 or Clause 14 of the Equity Undertaking;

(c) any of the obligations of any Equity Undertaking Obligor under Clause 2, Clause 6 or Clause 14 of the Equity Undertaking are not or cease to be legal, valid, binding and enforceable, subject to the Reservations;

(d) any Equity Undertaking Obligor repudiates (or threatens or purports to repudiate) its obligations under Clause 2, Clause 6 or Clause 14 of the Equity Undertaking.

unless, in each case, remedied within 30 days from the date thereof by another Equity Undertaking Obligor contributing any shortfall in Equity (if any) and agreeing to the satisfaction of the Co-ordinating Agent (acting on the instructions of an Instructing Group) to assume the future obligations of the defaulting Equity Undertaking Obligor under the Equity Undertaking.

                                   ANNEXURE B

                                  RESERVATIONS

1. The principle that equitable remedies are remedies which may be granted or refused at the discretion of the court (regardless of whether such remedy is considered in a proceeding at law or in equity).

2. The limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws affecting the rights of creditors generally.

3. The time-barring of claims under applicable provisions of the Singapore Limitation Act, Chapter 163 of Singapore.

4.   Rules against penalties and similar principles.

5. The role of court discretion in determination of issues involving public policy, security or sovereignty.

6. Certain statutory preferences and other priorities arising by law may rank ahead of the security created by the pledgor.

7. Any other qualifications or reservations as to matters of law only contained in the legal opinion given by Allen & Gledhill under the terms of the Facility Documents in connection with this Pledge.

                                   ANNEXURE C

Particulars of the charges created under this Pledge have to be lodged for registration with the Registrar of Companies in Singapore within 30 days of the creation of such charge (where the instrument creating such charge is executed in Singapore) or within 37 days of creation of such charge (where the instrument creating such charge is executed outside Singapore).

Stamp duty of S$500 (five hundred Singapore Dollars) is payable in respect of this Pledge.

                                    AMENDMENT
                                      to a
                                 PLEDGE MADE ON
                               10TH SEPTEMBER 1998

          between:

          (1) ADVENT INVESTMENTS PTE LTD., a company incorporated under the laws of Singapore (company number 199408473H), having its registered office at 1 King George's Avenue, #03-00 Rehau Building, Singapore ("Advent");

          and

          (2) BANK LEUMI LE-ISRAEL B.M., as trustee for the benefit of the Secured Creditors ("the Trustee")

WHEREAS:

(A) pursuant to a Pledge made on 10th September 1998 ("the Main Pledge"), Advent created in favour of the Trustee, as trustee for the benefit of the Secured Creditors, first-ranking pledges over each of the Pledged Assets and the Advent Cash Collateral Account; and

(B) it has been agreed between the Banks, on the one hand, and Partner, the Shareholders (including Advent), HTL, Matav Cable and Elbit, on the other hand, that, inter alia, the Equity Undertaking shall no longer have any further effect and, accordingly, the Advent Cash Collateral Account shall no longer be pledged under the Main Pledge; and

(C) it has been agreed that, in the light of the above and of certain amendments to the Facility Agreement, the Main Pledge shall be amended in the manner set out in this Amendment to a Pledge ("this Amendment") below,

1. Unless otherwise defined in this Amendment, terms defined and references contained in the Main Pledge, shall have the same meaning and construction in this Amendment.

2.   The Main Pledge is hereby amended as follows:

2.1.      Clause 1.1.2 shall be deleted.

2.2. The definition of "Shareholders' Agreement" in clause 1.1.21 is deleted and replaced by the following:

               "1.1.21 'Shareholders Agreement' means the relationship agreement between the shareholders of Partner dated October 10, 1999, or any other agreement between the shareholders of Partner replacing such agreement and falling within the definition of 'Shareholders Agreement' within the meaning of such term in the Facility Agreement;"

2.3. In the definition of "Shareholders' Loans" in clause 1.1.22, subparagraph (ii) shall be deleted and subparagraph (iii) shall be renumbered subparagraph (ii).

2.4. In clause 2.2, last paragraph, the words "(save for its rights pursuant to clause 6.3 hereunder in respect of the Advent Cash Collateral Account)" in lines 4 and 5 shall be deleted.

2.5.      Clause 2.5 shall be deleted.

2.6.      Clause 2.7 shall be deleted and replaced by the following:

               "2.7 For the removal of doubt, nothing in this Pledge shall be construed as prohibiting any amendment of the terms of any Shareholder Loan, provided that following such amendment, such Shareholder Loan complies with all applicable provisions of the Facility Documents."

2.7.      The second sentence of clause 4.1 shall be deleted.

2.8. In clause 4.2, the words, "or of Advent with respect to any of its obligations under Section 2 of the Equity Undertaking" in lines 2 and 3 shall be deleted.

2.9. In clause 4.5, last paragraph, the words "(other than Cash Collateral Accounts)" in the second last line shall be deleted.

2.10. In clause 4.6, lines 4 and 5, the words, "or in respect of the obligations of Advent under the Equity Undertaking" shall be deleted.

2.11. In clauses 5.1 and 5.2, all references to the "Advent Cash Collateral Account or the debt to Advent represented thereby" shall be deleted.

2.12.     Clause 5.4 shall be deleted.

2.13. In clause 5.8, the words in line 3, "referred to in clause 2.3.2(ii) above" shall be deleted and replaced by the words, "of Article 10.13 of the Articles of Association in force as at the date of this Amendment".

2.14.     Clause 6.3 shall be deleted.

2.15. In clause 6.4, first sentence, the words "or the Advent Cash Collateral Account" in lines 2 and 3, shall be deleted.

2.16. In clause 9.3, lines 9 and 10, the words, "or the Advent Cash Collateral Account" shall be deleted.

2.17. In clause 10, line 4, the words, "or the Advent Cash Collateral Account" shall be deleted.

2.18.     Clause 12.2 shall be deleted.

2.19. In clause 13.3, line 6, the words, "(other than Cash Collateral Accounts)" shall be deleted.

2.20.     Clause 21 shall be deleted and replaced by the following:

               "21. For the removal of doubt, this Pledge shall terminate upon the expiry of the Security Period."

2.21.     In Annexure A:

          (i)  clause 22.19(a)(iii) is deleted and replaced with the following:

                    "any material provision of the Shareholders Agreement is amended or waivers granted in relation thereto or any new provisions are included in the Shareholders Agreement";

          (ii) clause 22.21 (Equity Undertaking) is deleted in its entirety.

3.   For the sake of clarification only:

3.1. with respect to the definition of "Existing Shares" in clause 1.1.8, it is hereby clarified that the 25,500 Class A voting ordinary shares, nominal value NIS 1.00 each in the share capital of Partner and 21,174 Class B non-voting ordinary shares, nominal value NIS 1.00 each in the share capital of Partner, registered in the name of Advent, have been divided and converted into 4,667,400 ordinary shares of nominal value NIS 0.01 each, numbered 1-2,550,000 (inclusive) and 5,000,001-7,117,400 (inclusive), in the share capital of Partner, all registered in the name of Advent and the definition of "Existing Shares" should be construed accordingly; and

3.2. with respect to the definition of "Partner" in clause 1.1.12, the registered number of Partner has been changed to "52-004431-4" and the definition of "Partner" should be construed accordingly.

4. Save as amended expressly pursuant to this Amendment, the provisions of the Main Pledge shall continue in full force and effect and the Main Pledge and this Amendment shall be read and construed as one agreement.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of Israel.

6.1. Advent hereby irrevocably agrees, for the benefit of the Trustee, as Trustee for the Secured Creditors, that the courts of Tel-Aviv shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes, which may arise out of or in connection with this Amendment (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

6.2. Advent hereby Irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause 6.1 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

6.3. Advent agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in Israel to Professor Joseph Gross, Hodak Limited of 23 King Shaul Boulevard, Tel-Aviv 64367, Israel. If the appointment of the persons mentioned in this clause 6.3 ceases to be effective, Advent shall immediately appoint a further person in Israel to accept service of process on its behalf in Israel and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such person by notice to Advent. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

6.4. The submissions to the jurisdiction of the courts referred to in clause 6.1 shall not (and shall not be construed so as to) limit the right of the Trustee to take Proceedings against Advent in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

IN WITNESS WHEREOF, the parties have signed this Amendment on the 7 day of August, 2000.

for: ADVENT INVESTMENTS PTE LTD.         for: BANK LEUMI LE-ISRAEL B.M.


By: [signature]                          By: [signature]
    ----------------------------------       -----------------------------------
Title:                                   Title:
       -------------------------------          --------------------------------

We, the undersigned, Partner Communications Company Limited, acknowledge and agree to the amendments to the Main Pledge (as such term is defined above) set out above.

for: PARTNER COMMUNICATIONS
     COMPANY LIMITED


By: [signature]
    ----------------------------------
Title:
       -------------------------------

                                SECOND AMENDMENT
                                      to a
                                 PLEDGE MADE ON
                               10TH SEPTEMBER 1998

          between:

          (1) ADVENT INVESTMENTS PTE LTD., a company incorporated under the laws of Singapore (company number 199408473H), having its registered office at 1 King George's Avenue, #03-00 Rehau Building, Singapore ("Advent");

          and

          (2) BANK LEUMI LE-ISRAEL B.M., as trustee for the benefit of the Secured Creditors ("the Trustee")

WHEREAS:

(A) pursuant to a Pledge made on 10th September 1998 ("the Main Pledge"), Advent created in favour of the Trustee, as trustee for the benefit of the Secured Creditors, first-ranking pledges over, inter alia, each of the Pledged Assets; and

(B) the Main Pledge was amended pursuant to an Amendment dated 1 August 2000 ("the First Amendment"); and

(C) it has been agreed that in the light of amendments to the Facility Agreement under an Amending and Rescheduling Agreement dated 9 July 2000, which amendments come into force on the date of signature of this Amendment, the Main Pledge shall be further amended in the manner set out in this Amendment below ("the Second Amendment"),

1. Unless otherwise defined in this Second Amendment, terms defined and references contained in the Main Pledge, shall have the same meaning and construction in this Second Amendment. For the removal of doubt, references to clauses of the Facility Agreement are references to clauses in the conformed copy of the Facility Agreement of even date herewith.

2.   The Main Pledge is hereby amended as follows:

2.1.      Clause 1.1.5 shall be deleted and replaced by the following:

               "1.1.5    'Default Rate'   - means the default rate of interest
                                            as determined in accordance with
                                            clause 8.3 of the Facility
                                            Agreement;"

2.2. In clause 1.1.7, the reference to "Section 22" is hereby deleted and replaced by "clause 17" and Annexure A to the Main Pledge is hereby replaced by a new Annexure A in the form annexed hereto and marked Annexure "A".

2.3. In clause 1.1.9, the following words should be added after the words "(6) the Banks":

                    "   , as such agreement has been amended, inter alia, by an
                     ---
                    Amending and Rescheduling Agreement dated 9 July, 2000, the banks parties to the Facility Agreement as at the Effective Date being Bank Leumi Le-Israel B.M., Israel Discount Bank Ltd., Bank Hapoalim B.M., The First International Bank of Israel Ltd., United Mizrahi Bank Ltd., Mercantile Discount Bank Ltd. and Citibank N.A.;"

2.4. In clause 1.1.10, the words "all the Borrowers" shall be deleted and replaced by "Partner".

2.5. The word "Banks" wherever it appears in the Main Pledge shall be replaced by "Participating Banks".

2.6. In clause 1.1.18, the word "Co-Ordinating Agent" and the letter "s" in the event of each of "Facility Agents" and "the Arrangers" are hereby deleted.

2.7. In clause 1.1.22, the word "Agreement" in line 4 (after the words "Shareholder Loan") shall be deleted.

2.8. In clause 5.5, the words "or the Advent Cash Collateral Account" shall be deleted.

2.9. In clause 6.1, the references to "clauses 22.22(c)" shall be replaced by "clause 17.25(c)" and the references to clause "22.22(d)" shall be replaced by clause "17.25(d)", a copy of clauses 17.25(c) and (d) being attached hereto as Annexure "B".

2.10. In clause 6.2.2, the reference to "clause 29" shall be replaced, by "clause 23".

3. Save as amended expressly pursuant to this Second Amendment and pursuant to the First Amendment, the provisions of the Main Pledge shall continue in full force and effect and the Main Pledge, the First Amendment and this Second Amendment shall be read and construed as one agreement.

4. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Israel.

5.1. Advent hereby irrevocably agrees, for the benefit of the Trustee, as Trustee for the Secured Creditors, that the courts of Tel-Aviv shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes, which may arise out of or in connection with this Second Amendment (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

5.2. Advent hereby irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause 5.1 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

5.3. Advent agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in Israel to Professor Joseph Gross, Hodak Limited of 23 King Shaul Boulevard, Tel-Aviv 64367, Israel. If the appointment of the persons mentioned in this clause 5.3 ceases to be effective, Advent shall immediately appoint a further person in Israel to accept service of process on its behalf in Israel and, failing such appointment within 15 (fifteen) days, the Trustee shall be entitled to appoint such person by notice to Advent Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

5.4. The submissions to the jurisdiction of the courts referred to in clause 5.1 shall not (end shall not be construed so as to) limit the right of the Trustee to take Proceedings against Advent in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

IN WITNESS WHEREOF, the parties have signed this Second Amendment on the 7 day of August, 2000.

for: ADVENT INVESTMENTS PTE LTD.         for BANK LEUMI LE-ISRAEL B.M.


By: [signature]                          By: [signature]
    ----------------------------------       -----------------------------------
Title: Director                          Title:
                                                --------------------------------

We, the undersigned, Partner Communications Company Limited acknowledge and agree to the amendments to the Main Pledge (as such term is defined above) set out above.

                                  ANNEXURE "A"
                                       to
                              AMENDED SHARE PLEDGES

17.  DEFAULT

17.1.     Events of Default

          Each of the events set out in clause 17.2 (Non-Payment) to clause
          17.24 (Non-Compliance with any Securities Authority) (inclusive) below is an Event of Default (whether or not caused by any reason outside the control of any or all of the Obligors or any other person).

17.2.     Non-Payment

          Any Obligor does not pay on the due date any amount payable by it under any Facility Document at the place and in the funds expressed to be payable, provided that this clause 17.2 (Non-Payment) shall not apply: (i) to unpaid amounts of principal which are paid in full within two Business Days of the due date for payment; or (ii) to unpaid amounts of Interest or other amounts (except principal) which are paid in full within 5 (five) Business Days after the due date for payment.

17.3.     Breach of Obligations

          (a) There is any breach of any of clauses 2.1.2, 2.4 (Purpose), 16.2 (Financial Information), 16.6 (Negative Pledge), 16.7 (Sale and Leaseback), 16.8 (Disposals), 16.10 (Loans and Guarantees) to
               16.15 (Share Capital) (inclusive), 16.21 (Acquisitions and Mergers), 16.22 (Borrowings), 16.23 (Arm's-Length Terms), 16.32 (Financial Undertakings) or 16.35 (Reserve Account) to 16.41 (Copy to the Ministry) (inclusive), above.

          (b) Any Obligor fails to comply with any undertaking or obligation contained in any Facility Document and, if such default is capable of remedy within such period, within 30 (thirty) days after the earlier of the Obligor becoming aware of such default and receipt by the Obligor of written notice from the Facility

               Agent requiring the failure to be remedied, that Obligor shall have failed to cure such default.

17.4.     Misrepresentation/Breach of Warranty

          (a) Any representation or warranty contained in clauses 15.7 (Consents), 15.8(c) or (d) (Accounts), 15.10 (Tax Liabilities),
               15.12 (Reports), 15.13 (Ownership of Assets), 15.14 (Documents), 15.15(a) (Intellectual Property Rights), 15.16 (Environmental Matters) or 15.18 (Material Contracts) is incorrect or misleading in any respect when made or deemed repeated by reference to the facts and circumstances then subsisting.

          (b) Any representation or warranty contained in clauses 15.5(c) (Non Conflict), 15.6(b) (No Default), 15.10 (Tax Liabilities) or 15.15(b) (Intellectual Property Rights) is incorrect or misleading in any respect when deemed repeated pursuant to clause
               15.21 (Repetition).

          (c) Any other representation or warranty made or repeated by or on behalf of any Obligor in any Facility Document, or in any certificate or statement delivered by or on behalf of any Obligor or other member of the Group under any Facility Document, is incorrect or misleading in any material respect when made or deemed to be made or repeated by reference to the facts and circumstances then subsisting.

17.5.     Cross-Acceleration and Cross-Default

          (a) Any amount in respect of Borrowings of any one or more members of the Group (taken together if more than one) which aggregate US $5,000,000 (five million United States Dollars), or its equivalent, or more at any one time outstanding:

               (i)  becomes prematurely due and payable;

               (ii) becomes due for redemption before its normal maturity date;
                    or

               (iii) is placed on demand,
                    in each such case by reason of the occurrence of an event of default (howsoever characterised) or any event having the same effect resulting from a default by a member of the Group.

               (b) Any amount in respect of such Borrowings which aggregate US $5,000,000 (five million United States Dollars), or its equivalent, or more, are not paid when due (whether falling due by demand, at scheduled maturity or otherwise) or within any applicable grace period provided for in the document evidencing or constituting those Borrowings.

               (c) Any Encumbrances over any assets of any one or more members of the Group (taken together if more than one) securing an aggregate of US $5,000,000 (five million United States Dollars), or its equivalent, or more become enforceable and steps are taken to enforce the same.

               (d) Any Obligor fails to discharge in full any judgment debt entered against it in excess of an aggregate amount of US $5,000,000 (five million United States Dollars), or its equivalent, within 30 (thirty) days of the relevant judgment being entered against the relevant Obligor unless such judgment is being contested in good faith on reasonable grounds following external legal advice.

               (e) For the purposes of this clause 17.5 only, "Borrowings" shall include Indebtedness pursuant to Hedging Transactions and, in any such case the "amount" in respect of such Hedging Transactions shall be the amount under the relevant Hedging Transaction which becomes prematurely due and payable, due for redemption before its normal maturity date, placed on demand or is not paid when due or within any applicable grace period.

               (f) There is any event of default under any debenture comprising Permitted Loan Capital.

17.6.     Invalidity

          Any of the Facility Documents shall cease to be in full force and effect in any material respect or shall cease to constitute the legal, valid, binding and enforceable obligation of any Obligor party to it or, in the case of any Security Document, fail to provide effective perfected security in favour of the Security Trustee (for the benefit of itself and the Secured Creditors) over the assets over which security is intended to be given by that Security Document (save for any Reservations), or it shall be unlawful for any Obligor to perform any of its material obligations under any of the Facility Documents.

17.7.     Insolvency and Rescheduling

          Any Obligor is unable to pay its debts as they fall due or admits inability to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its Indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

17.8.     Winding-Up

          Any Obligor takes any corporate action or other steps are taken or legal proceedings are started (or are consented to or any order is made) for its winding-up, liquidation, bankruptcy, dissolution, administration or re-organisation (or for the suspension of payments generally or any process giving protection against creditors) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of all or any material part of its revenues or assets or such a person is appointed provided that this clause 17.8 shall not apply to:

          (a) any such action relating to a solvent reconstruction, amalgamation, reorganisation or merger of such Obligor save where the Facility Agent (acting on the instructions of an Instructing Group) believes that such action will reasonably be expected to have an adverse effect on the ability of that Obligor to comply with its obligations under the Facility Documents; or

          (b) any such action which is frivolous or vexatious and which such Obligor is contesting in good faith on reasonable grounds or in respect of which an Instructing Group is satisfied that the ability of that Obligor to comply with its obligations under the Facility Documents will not be materially and adversely affected and which in either case is discharged or dismissed as soon as reasonably practicable.

17.9.     Execution or Distress

          Any distress, execution, attachment, sequestration or other process arising out of any claim by any third party against any member of the

          Group for an aggregate amount of US $5,000,000 (five million United States Dollars) or its equivalent (taking all such members of the Group together) or more affects any material asset of any Obligor save where (i) that Obligor is, in good faith on reasonable grounds, contesting the distress, execution, attachment, sequestration or other process by appropriate proceedings diligently pursued and (ii) an Instructing Group is satisfied that the ability of that Obligor to comply with its obligations under the Facility Documents will not be materially and adversely affected whilst such distress, execution, attachment, diligence or other process is being so contested.

17.10.    Analogous Events

          Any event occurs which has a similar or analogous effect or purpose to any of those events mentioned in clause 17.7 (Insolvency and Rescheduling), clause 17.8 (Winding-Up) or clause 17.9 (Execution or Distress).

17.11.    Governmental Intervention

          By or under the authority of the Government of Israel or any other competent Israeli authority:

          (a) all or the majority of the management of any Obligor is displaced or the authority of any Obligor in the conduct of its business is wholly or materially curtailed; or

          (b) all or a majority of the issued shares of any Obligor or the whole or any part (the book value of which is 10% (ten percent) or more of the book value of the whole) of the revenues or assets of any Obligor is seized, nationalised, expropriated or compulsorily acquired; or

          (c) any law is introduced after the date hereof imposing material restrictions on the free transfer of funds out of Israel and/or the exchange of sheqels for dollars or Euros in each such case which will apply to payments made or to be made under any of the Facilities.

17.12.    Cessation

          Any Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business (save in consequence of any reorganisation, reconstruction or amalgamation permitted under this

          Agreement and save as may result from any disposal of assets permitted by the terms of this Agreement or where such business or part thereof is carried on by another Obligor or for any solvent liquidation, dissolution or winding-up of any member of the Group previously approved in writing by an Instructing Group) or all or a material part of the Business is abandoned.

17.13.    Proceedings

          There is current or pending any litigation, dispute, arbitration, administrative, regulatory or other proceedings or enquiry concerning or involving any member of the Group which is reasonably likely to have a Material Adverse Effect.

17.14.    Breach of the Licence or any Authorisation

          (a) The Licence or any Authorisation necessary for any Obligor to comply with its obligations under the Facility Documents is in whole or in part:

               (i) surrendered, terminated, withdrawn, suspended, cancelled or revoked or does not remain in full force and effect or otherwise expires and is not renewed prior to its expiry (in each case, without replacement by a Licence(s) or Authorisation, as applicable having substantially equivalent effect); or

               (ii) modified in any material respect or breached (unless, in the case of any Authorisation, such modification or breach is reasonably likely not to have a Material Adverse Effect);

               provided that any change in the spectrum made available under the Licence will be construed to be a modification of the Licence for the purposes of this paragraph (a).

               (b) Any event occurs which is reasonably likely to give rise to the revocation, termination, cancellation or suspension of the Licence (without replacement) in such circumstance where Partner is unable to demonstrate to the reasonable satisfaction of the Instructing Group within 30 (thirty) days of such event occurring that such termination, suspension or revocation will not occur.

          (c) For the avoidance of doubt, nothing in this Agreement shall be construed as a waiver by the Finance Parties of their rights under this clause 17.14 arising from any breach of the Licence.

17.15.    Material Adverse Change

          Any event or series of events occur which in the reasonable opinion of an Instructing Group after discussion with Partner, is likely to have a material adverse effect on the business or financial condition of the Group (as a whole) or on the ability of any Obligor to perform its material obligations under the Facility Documents.

17.16.    Breach of Material Contracts

          (a) Any Obligor fails duly to perform or comply with any obligation expressed to be assumed by it in any of the Material Contracts to which it is a party (other than the Licence), where such failure would be reasonably likely to have a Material Adverse Effect.

          (b) Any Authorisation necessary for any Obligor to comply with any Material Contract or any Material Contract (other than the Licence) is cancelled, suspended, withdrawn, revoked or terminated or expires by effluxion of time in a manner or circumstances (in whole or in part) without being replaced as soon as reasonably practicable on terms not materially less favourable than such Material Contract.

17.17.    Repudiation

          Any Obligor repudiates or purports to repudiate or threatens to repudiate any of the Facility Documents or Material Contracts to which it is a party.

17.18.    Counterparties

          Any Counterparty:

          (a) fails duly to perform or comply with any obligation expressed to be assumed by it in any Material Contract to which it is a party where such failure would be reasonably likely to have a Material Adverse Effect; or

          (b) repudiates, or purports or threatens to repudiate, any Material Contract to which it is a party and (in the case of any Supplier Contract) a replacement contract on terms not materially less favourable with an internationally recognised equivalent supplier is not entered into by Partner within 90 (ninety) days from the date of such failure, repudiation or purported or threatened repudiation.

17.19.    Shareholders

          (a) (i) The Shareholders Agreement ceases to be valid, binding and enforceable; or

               (ii) the Shareholders Agreement is revoked, terminated, cancelled or suspended without being at such time replaced with a new shareholders agreement with all material terms being acceptable to an Instructing Group; or

               (iii) any material provision of the Shareholders Agreement is amended or waivers granted in relation thereto or any new provisions are included in the Shareholders Agreement; or

               (iv) any party to the Shareholders Agreement is in breach of any term thereof and if such breach is capable of remedy, is not remedied within 30 (thirty) days and such event or circumstance is reasonably likely to result in a Material Adverse Effect.

          (b) (i) Any of the representations and warranties by any Chargor in any Share Pledge to which it is a party are incorrect or misleading in any material respect when made by such Chargor by reference to the facts and circumstances then existing if the fact, matter or event giving rise to such representation being incorrect or misleading is not remedied or cured to the satisfaction of Facility Agent (acting on the instructions of an Instructing Group) within 14 (fourteen) days after the earlier of the relevant Chargor becoming aware of the same and receipt by the relevant Chargor of written notice from Facility Agent requiring the remedy of the relevant fact, matter or event.

               (ii) Any Chargor fails to comply with any undertaking or
                    obligation contained in any Share Pledge to which it is a party and, if such default is capable of remedy within such period, within 30 (thirty) days after the earlier of the Chargor becoming aware of such default and receipt by the Chargor of written notice from Facility Agent requiring the failure to be remedied, that Chargor shall have failed to cure such default.

               (iii) Any Share Pledge shall cease to be in full force and effect in any material respect or shall cease to constitute the legal, valid, binding and enforceable obligation of any Chargor party to it or fail to provide effective perfected security in accordance with the terms of the Share Pledge in favour of the Security Trustee (for the benefit of itself and the Secured Creditors) over the assets over which security is intended to be given by that Share Pledge (save for any Reservations), or it shall be unlawful for any Chargor to perform any of its material obligations under any of the Share Pledges.

               (iv) Any Chargor repudiates or purports to repudiate or threatens to repudiate in writing the Share Pledge to which it is a party.

17.20.    Change of Ownership

          Upon the occurrence of a Change of Ownership, unless Partner has received the prior consent of the Participating Banks to such occurrence.

17.21.    Balance in Reserve Account

          If the balance standing to the credit of the Reserve Account shall at any time be less than the amount required under clause 1.1.129(f) above.

17.22.    Mandatory Prepayment

          In the event that Partner shall fail to make any mandatory prepayment in accordance with clause 7 (Mandatory Prepayment) above (including pursuant to clause 7.1 above) within the time limits respectively specified therefor under the relevant subsections of clause 7 (Mandatory Prepayment).

17.23.    No Trading in Securities

          In the event that with respect to any shares or other securities convertible into shares of Partner which are traded on a stock exchange, there is no trading in such shares or other convertible securities for a consecutive period of 10 (ten) or more days on which trading is conducted on such stock exchange.

17.24.    Non-Compliance with any Securities Authority

          In the event that Partner breaches or fails to comply with any material undertakings or obligations entered into by it, or imposed on it, in favour of any securities authority in any country or state in which share, securities or debentures of Partner are traded or fails to comply with any material rules, regulations or other law of any such securities authority.

17.25.    Acceleration

          Upon the occurrence of an Event of Default and at any time thereafter while the same is continuing, the Facility Agent may, and shall if so directed by an Instructing Group, by notice to Partner:

          (a)  declare that an Event of Default has occurred; and/or

          (b) declare that any undrawn portion of all or any of the Available Facilities shall be cancelled forthwith, whereupon the same shall be so cancelled and the applicable Available Facility or Facilities shall be zero and all fees payable in relation to the Available Facilities shall become immediately due and payable; and/or

          (c) declare that the Advances or any one or more of them (as specified in such notice), together with all Interest and Linkage Differentials accrued on those Advances and all other amounts (including amounts due under clause 19.1 (Broken Funding Indemnity), to the extent applicable) payable by Partner (as specified in such notice) or any of them under the Facility Documents from time to time, shall thenceforth be repayable on demand being made by the Facility Agent (and in the event of any such demand those Advances, such Interest and such other amounts shall be immediately due and payable); and/or

          (d) declare the Advances or any one or more of them (as specified in such notice) immediately due and payable, whereupon they shall become immediately due and payable together with all Interest and Linkage Differentials accrued on those Advances and all other amounts payable by Partner under the Facility Documents (including amounts due under clause 19.1 (Broken Funding Indemnity), to the extent applicable).

17.26.    Advances Due on Demand

          If, pursuant to clause 17.25 (Acceleration), the Facility Agent declares the Advances to be due and payable on demand then, and at any time thereafter so long as any Event of Default is continuing or has not been waived, the Facility Agent may by written notice to Partner (upon instruction from an Instructing Group) require repayment of the Advances on such date as the Facility Agent (upon instruction from an Instructing Group) may specify in such notice (whereupon the same shall become due and payable on such date together with accrued Interest and Linkage Differentials thereon and any other sums then owed by Partner hereunder) or withdraw such declaration with effect from such date as it may specify in such notice.

17.27.    Indemnity

          Partner shall indemnify each Finance Party against any losses, charges or expenses which such Finance Party may sustain or incur as a consequence of:

          (a) the occurrence of any Event of Default or Potential Event of Default; or

          (b)  the operation of clause 17.25 (Acceleration),

          including any losses, charges or expenses on account of funds acquired, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid or any Advance (as the case may be). A certificate of such Finance Party as to the amount of any such loss or expense shall be prima facie evidence in the absence of manifest error.

                                  ANNEXURE "B"
                                       to
                              AMENDED SHARE PLEDGES

               Clauses 17.25(c) and (d) of the Facility Agreement

          (c) declare that the Advances or any one or more of them (as specified in such notice), together with all Interest and Linkage Differentials accrued on those Advances and all other amounts (including amounts due under clause 19.1 (Broken Funding Indemnity), to the extent applicable) payable by Partner (as specified in such notice) or any of them under the Facility Documents from time to time, shall thenceforth be repayable on demand being made by the Facility Agent (and in the event of any such demand those Advances, such Interest and such other amounts shall be immediately due and payable); and/or

          (d) declare the Advances or any one or more of them (as specified in such notice) immediately due and payable, whereupon they shall become immediately due and payable together with all Interest and Linkage Differentials accrued on those Advances and all other amounts payable by Partner under the Facility Documents (including amounts due under clause 19.1 (Broken Funding Indemnity), to the extent applicable).

                                 THIRD AMENDMENT
                                      to a
                                 PLEDGE MADE ON
                              10TH SEPTEMBER 1998

          between:

          (1) ADVENT INVESTMENTS PTE LTD., a company incorporated under the laws of Singapore (company number 199408473H), having its registered office at 10 Hoe Chiang Road, #18-02, Keppel Towers, Singapore ("Advent");

          and

          (2) BANK LEUMI LE-ISRAEL B.M., as trustee for the benefit of the Secured Creditors ("the Trustee")

WHEREAS:

(A) pursuant to a Pledge made on 10 September 1998, Advent created in favour of the Trustee, as trustee for the benefit of the Secured Creditors, first-ranking pledges over, inter alia, each of the Pledged Assets; and

(B) such Pledge, as aforesaid, was amended pursuant to an Amendment dated 1 August 2000 ("the First Amendment") and a further Amendment dated 7 August 2000 ("the Second Amendment") (such Pledge, amended as aforesaid, "the Main Pledge"); and

(C) it has been agreed that in the light of an amendment to the Facility Agreement dated 30 January 2002, the Main Pledge shall be further amended in the manner set out in this Amendment below ("the Third Amendment"),

1. Unless otherwise defined in this Third Amendment, terms defined and references contained in the Main Pledge, shall have the same meaning and construction in this Third Amendment. For the removal of doubt, references to clauses of the Facility Agreement are references to clauses in the conformed copy of the Facility Agreement of even date herewith.

2.   The Main Pledge is hereby amended as follows:

2.1. In clause 1.1.18, the words "Bank Leumi Le-Israel B.M., in its capacity as issuer of the BLL Performance Bond" shall be deleted and replaced by "Israel Discount Bank Ltd., in its capacity as issuer of the IDB Performance Bond".

2.2.      In clause 1.2.1, the following shall be added to the end thereof:

               "References in this Pledge to clauses of the Facility Agreement are references to clauses in the conformed copy of the Facility Agreement of 7 August 2000."

3. Save as amended expressly pursuant to this Third Amendment, the provisions of the Main Pledge shall continue in full force and effect and the Main Pledge and this Third Amendment shall be read and construed as one agreement.

4. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Israel.

5.1. Advent hereby irrevocably agrees, for the benefit of the Trustee, as Trustee for the Secured Creditors, that the courts of Tel-Aviv shall have Jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes, which may arise out of or in connection with this Third Amendment (respectively "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

5.2. Advent hereby irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause 5.1 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

5.3. Advent agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in Israel to Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Law Offices, of 1 Azrieli Centre, Circular Tower, Derech Petach Tlqva, Tel-Aviv 67021, Israel. If the appointment of the persons mentioned in this clause 5.3 ceases to be effective, Advent shall immediately appoint a further person in Israel to accept service of process on its behalf in Israel and, failing such appointment within 15 (fifteen) days, the Trustee shall be entitled to appoint such person by notice to Advent. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

5.4. The submissions to the jurisdiction of the courts referred to in clause 5.1 shall not (and shall not be construed so as to) limit the right of the Trustee to take Proceedings against Advent in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

IN WITNESS WHEREOF, the parties have signed this Third Amendment on the 13 day of March, 2002.

for: ADVENT INVESTMENTS PTE LTD.         for BANK LEUMI LE-ISRAEL B.M.


By: [signature]                          By: [signature]
    ----------------------------------       -----------------------------------
Title: Director                          Title:
                                                --------------------------------

We, the undersigned, Partner Communications Company Limited, acknowledged and agree to the amendments to the Main Pledge (as such term is defined above) set out above.

for: PARTNER COMMUNICATIONS
     COMPANY LIMITED


By: [signature]
    ----------------------------------
Title:
       -------------------------------